UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
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Western Gas Partners, LP

(Name of Registrant as Specified In Its Charter)

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Western Gas Partners, LP
September 14, 2017
To our unitholders:
You are cordially invited to attend a special meeting of the unitholders of Western Gas Partners, LP (the “Partnership”) to be held on October 17, 2017, at 9:00 a.m. Central Time, at 1201 Lake Robbins Drive, The Woodlands, Texas 77380. The board of directors of Western Gas Holdings, LLC (the “Board of Directors”), our general partner, has called the special meeting. At this important meeting, you will be asked to consider and vote upon the following proposals:

•
a proposal (the “LTIP Proposal”) to approve the Western Gas Partners, LP 2017 Long-Term Incentive Plan (the “LTIP”), which, among other things, provides for 2,250,000 common units to be reserved and available for delivery with respect to awards under the LTIP; and

•
a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal (the “Adjournment Proposal”).

The Board of Directors believes that the LTIP is in the best interests of our unitholders and the Partnership and unanimously recommends that the unitholders approve the LTIP. We are seeking approval to provide for, among other things, common units for future delivery with respect to awards granted to employees, consultants and directors of the general partner or its affiliates under the LTIP, which is attached to this proxy statement as Exhibit A. The LTIP will not be effective unless approved by the unitholders.
Your vote is very important. A quorum of more than 50% of our outstanding units present in person or by proxy will permit us to conduct the proposed business at the special meeting. Even if you plan to attend the special meeting, we encourage you to promptly vote your units electronically, via the Internet or by telephone, or by submitting your marked, signed and dated proxy card. You will retain the right to revoke your proxy at any time before the votes are tallied, or to vote your units personally if you attend the special meeting. Please note that if you hold your units through a broker or other nominee, and you wish to vote in person at the special meeting, you must obtain from your broker or other nominee a proxy issued in your name.
We urge you to review carefully the attached proxy statement, which contains detailed descriptions of the LTIP Proposal and the Adjournment Proposal to be voted upon at the special meeting.
Sincerely,
Benjamin M. Fink
President and Chief Executive Officer
Western Gas Holdings, LLC
(as general partner of Western Gas Partners, LP)

Western Gas Partners, LP

NOTICE OF SPECIAL MEETING OF UNITHOLDERS
To Be Held On October 17, 2017

September 14, 2017
To our unitholders:
A special meeting of our unitholders will be held on October 17, 2017 at 9:00 a.m. Central Time, at 1201 Lake Robbins Drive, The Woodlands, Texas 77380. At the meeting, our unitholders will act on a proposal (the “LTIP Proposal”) to approve the Western Gas Partners, LP 2017 Long-Term Incentive Plan (the “LTIP”), which, among other things, provides for 2,250,000 common units to be reserved and available for delivery with respect to awards under the LTIP. A copy of the LTIP is attached to this proxy statement as Exhibit A. Our unitholders will also act on a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal (the “Adjournment Proposal”).
The form of proxy provides unitholders the opportunity to vote on the LTIP Proposal. The LTIP will not become effective unless approved by the unitholders. A quorum of more than 50% of our outstanding units present in person or by proxy will permit us to conduct the proposed business at the special meeting. Our partnership agreement does not require that we submit the LTIP to unitholders for a vote. However, under the rules of the New York Stock Exchange, the LTIP requires the approval of a majority of the votes cast by our unitholders, provided that the total votes cast on the LTIP Proposal represent at least 50% of all units entitled to vote. Approval of the Adjournment Proposal requires the approval of a majority of the votes cast of the outstanding units represented either in person or by proxy at the special meeting.
We have set the close of business on September 5, 2017 as the record date for determining which unitholders are entitled to receive notice of and to vote at the special meeting and any postponements or adjournments thereof. A list of unitholders entitled to vote is on file at our principal offices, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, and will be available for inspection by any unitholder during the meeting.
The board of directors of Western Gas Holdings, LLC (the “Board of Directors”), our general partner, unanimously recommends that the unitholders vote “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.
If you cannot attend the special meeting, you may vote your units electronically, via the Internet or by telephone, or by mailing the proxy card in the enclosed postage-prepaid envelope. Any unitholder attending the meeting may vote in person, even though he or she already has returned a proxy.
By Order of the Board of Directors,
Philip H. Peacock
Senior Vice President, General Counsel and
Corporate Secretary
Western Gas Holdings, LLC
(as general partner of Western Gas Partners, LP)

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED SEPTEMBER 14, 2017. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE UNITHOLDERS MEETING
TO BE HELD ON OCTOBER 17, 2017
The Notice of Special Meeting of Unitholders, the Proxy Statement for the Special Meeting of Unitholders and our Annual Report on Form 10‑K for the year ended December 31, 2016 are available at www.westerngas.com.

i

HOUSEHOLDING MATTERS	38

WHERE YOU CAN FIND MORE INFORMATION ABOUT US	38

EXHIBIT A
WESTERN GAS PARTNERS, LP
2017 LONG-TERM INCENTIVE PLAN	A-1

ii

Western Gas Partners, LP
PROXY STATEMENT
SPECIAL MEETING OF UNITHOLDERS
OCTOBER 17, 2017
This proxy statement contains information related to the special meeting of unitholders of Western Gas Partners, LP (the “Partnership”) and any postponements or adjournments thereof. This proxy statement and the accompanying form of proxy are first being mailed to our unitholders on or about September 14, 2017.
QUESTIONS AND ANSWERS
The following is qualified in its entirety by the more detailed information contained in or incorporated by reference in this proxy statement. Unitholders are urged to read carefully this proxy statement in its entirety. YOU CAN REQUEST ADDITIONAL COPIES OF THIS PROXY STATEMENT OR PROXY CARDS, by contacting the Corporate Secretary at (832) 636-6000, or by written request to the Corporate Secretary, Western Gas Holdings, LLC, 1201 Lake Robbins Drive, The Woodlands, Texas 77380.

Q:	What is the purpose of the special meeting?

A:
At the special meeting, our unitholders will act upon a proposal (the “LTIP Proposal”) to approve the Western Gas Partners, LP 2017 Long-Term Incentive Plan (the “LTIP”), which, among other things, provides for 2,250,000 common units to be reserved and available for delivery with respect to awards under the LTIP. A copy of the LTIP is attached to this proxy statement as Exhibit A. Our unitholders will also act on a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal (the “Adjournment Proposal”).

Q:	When and where is the special meeting?

A:	The special meeting will be held on October 17, 2017, at 9:00 a.m. Central Time, at 1201 Lake Robbins Drive, The Woodlands, Texas 77380.
The special meeting may be adjourned to another date and/or place for any proper purposes (including, without limitation, for the purpose of soliciting additional proxies). However, our partnership agreement also provides that, in the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of a majority of the outstanding units represented either in person or by proxy.

Q:	Who is soliciting my proxy?

A:
Western Gas Holdings, LLC, our general partner (the “general partner”), is sending you this proxy statement in connection with its solicitation of proxies for use at our special meeting of unitholders.

Q:	Who is entitled to vote at the special meeting?

A:
All unitholders who owned our common units or Class C units at the close of business on the record date, September 5, 2017, are entitled to receive notice of the special meeting and to vote such units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting.

Q:	What is the recommendation of the board of directors?

A:	The board of directors of our general partner (the “Board of Directors”) unanimously recommends that you vote “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

Q:	How do I vote?
A:     If you are a unitholder of record, you may vote your units by proxy in advance of the special meeting. You may also attend the special meeting and vote your units in person. Even if you plan to attend the special meeting, please vote your proxy in advance of the special meeting (by Internet, telephone or mail, as described below) as soon as possible so that your units may be represented at the special meeting.

•
Internet. You may visit the Internet web site address listed on your proxy card. Internet voting procedures have been established to verify your identity and to confirm your voting instructions. Please have your proxy card available when you visit the Internet web site address.

•
Telephone. You may call the toll-free telephone number listed on your proxy card. Telephone voting procedures have been established to verify your identity, to allow you to provide proxy voting instructions and to confirm that your instructions were accurately recorded. Please have your proxy card available when you call.

•	Mail. You may mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope.
Internet and telephone voting will be available to unitholders of record 24 hours a day until 11:59 p.m. Eastern Time on October 16, 2017. If you use the Internet or the toll-free telephone number to provide your proxy voting instructions, you do not need to mail in your proxy card. If you mail in your proxy card, it must be received by the Partnership before the voting polls close at the special meeting.
If you are a beneficial owner of units held in street name, and you wish to vote in person at the special meeting, you must either direct your broker or other nominee as to how to vote your units, or obtain a “legal” proxy from your broker or other nominee to vote at the special meeting. Please refer to the voter instruction cards used by your broker or other nominee for specific instructions on methods of voting.

Q:	What do I do if I want to change my vote?

A:	If you are a unitholder of record, you may change your vote at any time before the voting polls close at the special meeting by:

•	submitting a proxy with new voting instructions using the Internet or telephone voting system at any time prior to 11:59 p.m. Eastern Time on October 16, 2017;

•	delivering a later-dated, executed proxy card to Western Gas Partners, LP, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;

•	delivering a written notice of revocation of your proxy to Corporate Secretary, Western Gas Holdings, LLC, 1201 Lake Robbins Drive, The Woodlands, Texas 77380; or

•	attending the special meeting and voting in person. Please note that attendance at the special meeting will not by itself revoke a previously granted proxy.
If you are a beneficial owner of units held in street name and you have instructed your broker or other nominee to vote your units, you must follow the procedure your broker or other nominee provides to change those instructions. You may also vote in person at the special meeting if you obtain a “legal” proxy from your broker or other nominee.

Q:	What constitutes a quorum?

A:
If more than 50% of our outstanding units on the record date are present in person or by proxy at the special meeting, such units will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your units will be counted as present at the special meeting if you:

•	are present and vote in person at the meeting; or

•	have submitted a properly executed proxy.
Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding units in “street name” indicating that the broker or other nominee does not have discretionary authority as to certain units to vote on the proposals (a “broker non-vote”), such units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

Q:	What vote is required to approve the proposals?

A:
The LTIP Proposal requires the approval of a majority of the votes cast by our unitholders, provided that the total votes cast on the LTIP Proposal represent more than 50% of all units entitled to vote. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of the LTIP Proposal, which is referred to as the “votes cast,” must be greater than 50% of the total number of our outstanding units. Once the votes cast requirement is satisfied, the number of votes cast “for” the LTIP Proposal must represent a majority of the votes cast in respect of the LTIP Proposal in order to be approved. Thus, broker non-votes can make it difficult to satisfy the votes cast requirement, and abstentions have the effect of a vote against the LTIP Proposal.

The proxy provides unitholders the opportunity to vote on the LTIP Proposal. However, the LTIP will not become effective unless approved by the unitholders.
Approval of the Adjournment Proposal requires the approval of a majority of the votes cast of the outstanding units represented either in person or by proxy at the special meeting.
A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

Q:	If my units are held in “street name” by my broker or other nominee, will my broker or other nominee vote my units for me?

A:
If you own your units in “street name” through a broker or other nominee, your broker or other nominee will not be permitted to exercise voting discretion with respect to the matters to be acted upon at the special meeting. Thus, if you do not give your broker or other nominee specific instructions, your units will (i) not be voted and have no effect on the LTIP Proposal and (ii) not be voted and have no effect on the Adjournment Proposal. This is generally referred to as a “broker non-vote.” Broker non-votes will be considered present at the meeting for purposes of determining the presence of a quorum.

WESTERN GAS PARTNERS, LP

Overview
We are a growth-oriented Delaware master limited partnership (“MLP”) formed by Anadarko Petroleum Corporation (“Anadarko”) to acquire, own, develop and operate midstream energy assets. We currently own or have investments in assets located in the Rocky Mountains (Colorado, Utah and Wyoming), North-central Pennsylvania and Texas. We are engaged in the business of gathering, compressing, treating, processing and transporting natural gas; gathering, stabilizing and transporting condensate, natural gas liquids and crude oil; and gathering and disposing of produced water. We provide these midstream services for Anadarko, as well as for third-party producers and customers. Our common units are publicly traded on the New York Stock Exchange (the “NYSE”) under the symbol “WES.”
Western Gas Equity Partners, LP (“WGP”), a Delaware MLP formed by Anadarko in September 2012, owns our general partner and a significant limited partner interest in us. WGP’s common units are publicly traded on the NYSE under the symbol “WGP.” Western Gas Equity Holdings, LLC, WGP’s general partner (“WGP GP”), is a wholly owned subsidiary of Anadarko.
Our principal executive office is located at 1201 Lake Robbins Drive, The Woodlands, TX 77380-1046. Our telephone number is 832-636-6000.

PROPOSAL TO APPROVE THE WESTERN GAS PARTNERS, LP 2017 LONG-TERM INCENTIVE PLAN
The Board of Directors has approved the LTIP, subject to the approval of our unitholders. Equity-based compensation awards have been integral to our compensation strategy since we became public in 2008, and we have used grants of equity-based awards to (i) attract and retain capable, talented individuals to serve as employees, officers and directors, (ii) encourage and reward achievement of our business objectives and (iii) align the long-term interests of employees, officers and directors with those of our unitholders. We believe such grants, which typically include minimum service periods in order to encourage long-term retention, have played a meaningful role in our growth and performance. The long-term incentive plan our general partner established in 2008 will expire in 2018 (the “2008 LTIP”), and our board of directors believes that adopting the LTIP will continue to allow us to keep pace with our competitors and effectively recruit, motivate, and retain the caliber of employees and directors essential for our success. Accordingly, the LTIP authorizes 2,250,000 common units to be available for delivery with respect to awards under the LTIP.
A summary description of the material features of the LTIP as proposed is set forth below. The following summary is not a complete description of all the provisions of the LTIP and is qualified in its entirety by reference to the LTIP, a copy of which is attached as Exhibit A to this proxy statement and incorporated in its entirety in this proxy statement by reference.

Description of the LTIP
Key Terms of the LTIP

Plan Term..............................................................
10 years from the date our unitholders approve the LTIP or, if earlier, the date the LTIP is terminated by our board of directors or the compensation committee of the board of directors or the date all available common units available have been delivered.

Eligible Participants..............................................	Non-employee directors of our general partner and employees of our general partner and its affiliates, including Anadarko, who perform services for us or our subsidiaries.

Common Units Authorized for Issuance..............	2,250,000, subject to adjustment to prevent dilution or enlargement of LTIP benefits in the case of equity restructurings, transactions and similar changes in our capitalization.

Award Types.........................................................	Options, Unit Appreciation Rights, Restricted Units, Phantom Units, Distribution Equivalent Rights, Other Unit-Based Awards, Cash Awards, Unit Awards, Substitute Awards, and Performance Awards.

Change of Control................................................
Defined as (i) a person or group other than an affiliate of us becomes the beneficial owner of 50% or more of the voting power or equity interests of us, (ii) the members of our general partner approve a plan of complete liquidation of us, (iii) the sale or other disposition by our general partner of all or substantially all of its assets to any person other than an affiliate of our general partner, or (iv) a transaction resulting in our general partner or an affiliate of our general partner ceasing to be our general partner.

Restrictions on Options

and Unit Appreciation Rights...............................
The exercise price of an Option or Unit Appreciation Right that does not provide for the deferral of compensation under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”) (except by reason of satisfying the short-term deferral rule set forth under Section 409A) may not be less than the fair market value of the underlying units as of the date of grant, except with respect to substitute awards granted in connection with a merger, consolidation or acquisition.

Other Provisions...................................................	Awards are non-transferrable, except by will or by the laws of descent and distribution; no automatic grants are provided; no excise tax gross-ups are provided.
Purpose of the LTIP
The purpose of the LTIP is to promote the interests of us, our general partner, and our respective affiliates, by providing employees, officers and directors incentive compensation awards that are denominated in or based on our common units. In furtherance of such purpose, the LTIP provides for the issuance of a variety of equity-based grants, including grants of (i) options, (ii) unit appreciation rights, (iii) restricted units, (iv) phantom units, (v) cash awards, (vi) performance awards, (vii) distribution equivalent rights, and (viii) other unit-based awards (collectively referred to as “Awards”).
The LTIP is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The LTIP will be effective as of the date the LTIP is approved by our unitholders, and will terminate on the earliest of (i) the date terminated by our board of directors, (ii) the date all available common units under the LTIP have been paid or issued, or (iii) the ten-year anniversary of the date on which the LTIP becomes effective. Awards granted prior to the LTIP’s termination date will continue to be effective in accordance with their respective terms and conditions even after the LTIP’s termination.
Administration of the LTIP
The LTIP will be administered by a committee (the “Committee”) of the Board of Directors, appointed by such Board of Directors, which will administer the LTIP pursuant to its terms and applicable laws, unless the Board of Directors declines to appoint a committee, in which case, the Board of Directors shall serve as the Committee and administer the LTIP. We refer to the Committee as the plan administrator. The plan administrator has broad discretion to administer the LTIP, interpret its provisions, and adopt policies for implementing the LTIP. This discretion includes the power to:

•	designate participants;

•	determine the type or types of Awards to be granted to a participant;

•	determine the number of common units to be covered by Awards;

•	determine the terms and conditions of any Award;

•	determine whether, to what extent, and under what circumstances Awards may be settled (including settlement in cash), exercised, canceled, or forfeited;

•	interpret and administer the LTIP and any instrument or agreement relating to an Award made under the LTIP;

•	establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the LTIP; and

•	make any other determination and take any other action that the plan administrator deems necessary or desirable for the administration of the LTIP.
The plan administrator may delegate any or all of its powers and duties under the LTIP, including the power to grant Awards, to the Chief Executive Officer of our general partner. However, pursuant to any such delegation, the Chief Executive Officer of our general partner would not be permitted to grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 promulgated by the Securities and Exchange Commission (“SEC”) or a member of our board of directors.

Units Subject to the Plan
If the LTIP Proposal is approved at the special meeting, then a maximum of 2,250,000 common units will be available for delivery with respect to Awards under the LTIP. Pursuant to the terms of the LTIP, if any Award is forfeited, canceled, exercised, settled in cash, or otherwise terminated without the actual delivery of common units pursuant to such Award, then any common units that are so forfeited, canceled, exercised, settled in cash, or otherwise terminated without the actual delivery of common units shall be available to satisfy future Awards under the LTIP. However, any common units under an Award that are held back to cover the exercise price or tax withholding with respect to an Award shall not be available to satisfy future Awards under the LTIP.
The common units delivered pursuant to the LTIP shall consist, in whole or part, of (i) common units acquired in the open market, (ii) common units acquired from us (including newly issued units), any of our affiliates or any other person or (iii) any combination of the foregoing. The fair market value of a common unit on a given date will be the closing sales price of a common unit on such date.
Persons Who May Participate in the LTIP
Employees of us, our general partner, Anadarko, or any of their respective affiliates, and the non-employee members of the board of directors of our general partner, are eligible to receive Awards (the “Eligible Persons”). As of December 31, 2016, approximately 392 employees and four directors are eligible to receive Awards under the LTIP. Eligible persons designated by the plan administrator to receive Awards under the LTIP are referred to as “Participants.” A Participant under the LTIP will be eligible, at the discretion of the plan administrator, to receive an Award pursuant to the terms of the LTIP and subject to any limitations imposed by appropriate action of the plan administrator or within the individual Award agreement.
Awards under the LTIP
Options. Options may be granted under the LTIP to purchase a specific number of common units at a set exercise price. The exercise price of each option granted under the LTIP will be determined by the plan administrator at the time the option is granted, provided that each option may not have an exercise price that is less than the fair market value of a common unit on the date of grant unless the option is a substitute award, is exempt from Section 409A as a short-term deferral, or complies with Section 409A.
The plan administrator will determine the manner in which, and time or times at which, an option will vest and become exercisable, in whole or in part. The plan administrator will also determine the methods and form of payment for the exercise of an option (including, without limitation, payment in cash, check acceptable to us, withholding Units from the Award, a “cashless-broker” exercise through procedures approved by us, or any combination thereof) and the methods and forms in which common units will be delivered to a Participant.
Unit Appreciation Rights. A unit appreciation right is an Award that, upon exercise, entitles the holder to receive the excess, if any, of the fair market value of a common unit on the exercise date over the exercise price of the unit appreciation right. The excess may be paid in cash and/or in common units as determined by the plan administrator in its discretion. The plan administrator will have the authority to determine to whom unit appreciation rights will be granted, the number of common units to be covered by each grant, and the conditions and limitations applicable to the exercise of the unit appreciation right. The exercise price per unit appreciation right will be determined by the plan administrator at the time the unit appreciation right is granted, but each unit appreciation right (other than a substitute award, an award that is exempt from Section 409A by reason of the short-term deferral rule, or an award that is compliant with Section 409A), must have an exercise price that is not less than the fair market value of a common unit on the date of grant. The plan administrator will determine the time or times at which a unit appreciation right may be exercised in whole or in part.
Restricted Unit Awards. A restricted unit is a common unit granted under the LTIP that is subject to a risk of forfeiture, restrictions on transferability, and any other restrictions that may be imposed by the plan administrator in its discretion. The plan administrator will have the authority to determine to whom restricted units will be granted, the number of restricted units to be granted to each Participant, the duration of any restrictions, the conditions under which the restricted units may become vested or forfeited, and any other terms and conditions as the plan administrator may establish with respect to the Awards. Upon or as soon as reasonably possible following the vesting of each restricted unit, subject to any applicable federal income tax withholding, a Participant will be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted common unit.

To the extent provided by the plan administrator in its discretion, a grant of restricted units may provide that a distribution made by us with respect to the restricted units (a “Unit Distribution Right” or “UDR”) will be subject to the same forfeiture and other restrictions as the restricted unit. If restricted, UDRs will be held, without interest, until the restricted unit vests or is forfeited, with the UDR being paid or forfeited at the same time, as the case may be. Absent a restriction on UDRs in the applicable Award agreement, UDRs will be paid to the holder of the restricted unit without restriction at the same time as cash distributions are paid by us to our unitholders.
Phantom Unit Awards. A phantom unit is a right to receive a common unit or an amount of cash equal to the fair market value of a common unit if certain conditions set forth in the Award agreement are met. The plan administrator will have the authority to determine the Eligible Persons to whom phantom units will be granted, the number of phantom units to be granted to each Participant, and any other terms and conditions as the plan administrator may establish. Upon vesting of each phantom unit, subject to any applicable federal income tax withholding, the Participant will be entitled to settlement of the phantom unit and shall receive either a common unit or cash equal to the fair market value of a common unit, as determined by the plan administrator in its discretion and as provided in the applicable Award agreement.
Distribution Equivalent Rights. To the extent provided by the plan administrator in its discretion, an Award (other than a restricted unit or a unit award) granted under the LTIP may include a contingent right, granted in tandem or as a separate Award, to receive an amount of cash, units, restricted units and/or phantom units, as determined by the plan administrator, equal to the value of any distributions made by us with respect to a common unit during the period such Award is outstanding (a “Distribution Equivalent Right” or “DER”). A DER grant may provide that the DER will be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the plan administrator), be subject to the same vesting restrictions as a respective tandem Award, or be subject to other provisions or restrictions as determined by the plan administrator in its discretion and as provided in the applicable Award agreement.
Unit Awards. The LTIP permits the grant of units under the LTIP in a number determined by the Committee in its discretion, as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Committee determines to be appropriate.
Other Unit-Based Awards and Cash Awards. The LTIP also permits the grant of “other unit-based awards,” which are awards that, in whole or in part, are valued or based on or related to the value of a common unit. The vesting of other unit-based awards may be based on a Participant’s continued service, the achievement of specified performance criteria or other measures. On vesting (or on a deferred basis upon specified future dates or events), other unit-based awards may be paid in cash and/or in units, as determined by the plan administrator. The LTIP also permits the grant of cash awards, as an element of or supplement to, or independent of any other Award under the LTIP.
Performance-Based Awards. The right of a Participant to exercise, vest in or receive settlement of any Award, and the timing thereof, may be subject to such performance conditions as the plan administrator may specify. Performance conditions may be based on one or more performance goals as determined by the plan administrator.
Other Provisions
Tax Withholding. Our general partner or one of its affiliates will be authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant, the amount (in cash, common units, other securities or other property) of any applicable taxes payable with respect to the grant of an Award, its exercise, the lapse of restrictions applicable to an Award or in connection with any payment relating to an Award or the transfer of an Award and to take such other actions as may be necessary to satisfy the withholding obligations with respect to an Award. With respect to any Participant who is subject to Rule 16b-3, such tax withholding shall be effected automatically by our general partner either by (i) “netting” or withholding Units otherwise deliverable to the Participant on the vesting or payment of such Award, or (ii) requiring the Participant to pay an amount equal to the applicable taxes payable in cash.

Anti-Dilution Adjustments. Upon the occurrence of any “equity restructuring” event that could result in an additional compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) if adjustments to Awards with respect to such event were discretionary, the plan administrator will equitably adjust the number and type of common units covered by each outstanding Award and the terms and conditions of such Award to equitably reflect the restructuring event, and the plan administrator will adjust the number and type of common units with respect to which future Awards may be granted under the LTIP. Upon the occurrence of a similar event that would not result in a FASB ASC Topic 718 accounting charge if adjustments to Awards were discretionary, the plan administrator shall have complete discretion to adjust Awards in the manner it deems appropriate. In the event the plan administrator makes any such adjustments, a corresponding and proportionate adjustment shall be made with respect to the maximum number of common units available under the LTIP and the kind of units or other securities available for grant under the LTIP.
Change of Control. If specifically provided in an Award agreement, upon a change of control (as defined in the LTIP), the Award may automatically vest and be payable or become exercisable in full, as the case may be. “Change of Control” for purposes of the LTIP has the meaning set forth above.
Amendment. The board of directors of our general partner or the plan administrator may terminate or amend the LTIP or any part of the LTIP at any time in any manner, including increasing the number of common units that may be granted, subject to the requirements of the securities exchange upon which the common units are listed at that time and of applicable tax and securities laws. The plan administrator may also waive any conditions or rights under, amend the terms of or alter any outstanding Award as long as no such change would materially reduce the rights or benefits of a Participant without the consent of the Participant or cause the LTIP or cause such Award to fail to comply with the requirements of Section 409A.
Transferability of Awards. Options and unit appreciation rights are only exercisable by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights pass by will or the laws of descent and distribution. No Award or right granted under the LTIP may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered and any such purported transfer shall be void and unenforceable. Notwithstanding the foregoing, the plan administrator may, in its discretion, allow a Participant to transfer an Award without consideration to an immediate family member or a related family trust, limited partnership, or similar entity on the terms and conditions established by the plan administrator from time to time.
Forfeiture of Awards. Unless waived by the plan administrator or otherwise provided in a written agreement between us and a Participant, an unvested Award that is still outstanding will be forfeited by the Participant upon termination of the Participant’s employment with or service to our general partner or its affiliates or membership on our board of directors, as applicable.

Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the United States federal tax consequences to Participants arising from participation in the LTIP. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of Participants in the LTIP may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, options or unit appreciation rights that provide for a “deferral of compensation” within the meaning of Section 409A, phantom units, and certain other Awards that may be granted pursuant to the LTIP could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A and the guidance promulgated thereunder.
Options; Unit Appreciation Rights
Participants will not realize taxable income upon the grant of an option or a unit appreciation right. Upon the exercise or, if later, the settlement of an option or a unit appreciation right, a Participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash or the fair market value of the common units received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any common units received pursuant to the exercise of a unit appreciation right, or pursuant to the cash exercise of an option, that equals the fair market value of the common units on the date of exercise. Subject to the discussion under “—Tax Code Limitations on Deductibility” below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

When a Participant sells the common units acquired as a result of the exercise of an option or unit appreciation right, any appreciation (or depreciation) in the value of the common units after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common units must be held for more than 12 months in order to qualify for long-term capital gain treatment.
The LTIP allows the plan administrator to permit the transfer of Awards in limited circumstances. See “—Other Provisions—Transferability of Awards.”
The Internal Revenue Service (the “IRS”) has not provided formal guidance on, nor even specifically addressed, the income tax consequences of a transfer of options or unit appreciation rights. However, the IRS has informally indicated that after a transfer of stock options (other than to a former spouse pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the option. If stock options are transferred to a former spouse pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time. Options granted under the LTIP and that are transferred will likely be subject to the same tax treatment. The transfer of an option may result in gift tax consequences to a Participant.
Phantom Unit Awards; Restricted Unit Awards
A Participant will not have taxable income at the time of the grant of a phantom unit Award, but rather, will generally recognize ordinary compensation income at the time such Participant receives common units or a cash payment in satisfaction of the phantom unit Award in an amount equal to the fair market value of the common units received or the cash payment, whichever is applicable. In addition, the Participant will be subject to ordinary income tax upon the payment of a DER. In general, a Participant will recognize ordinary compensation income as a result of the receipt of common units pursuant to a restricted unit Award in an amount equal to the fair market value of the common units when the common units are received over the amount, if any, paid for such units, provided, that if the common units are not transferable or are subject to a substantial risk of forfeiture when received, the Participant will recognize ordinary compensation income in an amount equal to such excess based on the fair market value of common units (i) when the common units first become transferable or are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code (“Section 83(b)”), or (ii) when the common units are received, in cases where a Participant makes a valid election under Section 83(b).
A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time such Participant recognizes income under the rules described above with respect to common units or cash received. Directors must make their own arrangements for satisfying any tax obligations they may incur in connection with the receipt of an Award under the LTIP. Distributions that are received by a Participant prior to the time that the common units are taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as distributions on common units. The tax basis in the common units received by a Participant will equal the amount recognized by such Participant as compensation income under the rules described in the preceding paragraph plus the amount, if any, paid for the common units, and the Participant’s capital gains holding period in those common units will commence on the later of the date the common units are received or the restrictions lapse (provided that, if a valid election under Section 83(b) is made with respect to restricted units, then the holding period in such units will begin on the date of receipt of the units).
Subject to the discussion immediately below, we or one of our affiliates will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
Tax Code Limitations on Deductibility
In order for the amounts described above to be deductible by us or one of our affiliates, the amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

New Plan Benefits
The Awards, if any, that will be made to eligible persons under the LTIP are subject to the discretion of the plan administrator and, therefore, we cannot currently determine the benefits or number of units subject to Awards that may be granted in the future to eligible employees, officers and directors under the LTIP, or the amount or the number of units that would have been granted to the eligible individuals had the LTIP been in place during the prior fiscal year. As of the date of this proxy statement, no Awards have been granted under the LTIP.
Vote Required
The approval of a majority of the votes cast by our unitholders, provided that the total votes cast on the LTIP Proposal represent more than 50% of all units entitled to vote, is required to approve the LTIP Proposal. Votes “for” and “against” and abstentions count as votes cast. Executed proxies returned by a broker or other nominee holding units in “street name” indicating that the broker or other nominee does not have discretionary authority as to certain units to vote on the proposals (a “broker non-vote”) do not count as votes cast. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of the LTIP Proposal, which is referred to as the “votes cast,” must be greater than 50% of the total number of our outstanding units. Once the votes cast requirement is satisfied, the number of votes cast “for” the LTIP Proposal must represent a majority of the votes cast in respect of the LTIP Proposal in order to be approved. Thus, broker non-votes can make it difficult to satisfy the votes cast requirement, and abstentions have the effect of a vote against the LTIP Proposal. A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” the LTIP Proposal.

Recommendation
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE LTIP PROPOSAL.
INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE LTIP
The officers and employees of our general partner, its affiliates and our subsidiaries and the members of the Board of Directors will be eligible to receive awards under the LTIP if it is approved. In addition, the LTIP provides for indemnification of the members of our board of directors (or the committee of the board of directors administering the LTIP, if any) to the fullest extent permitted by law, with respect to determinations made in connection with the LTIP. Accordingly, the members of the Board of Directors and the executive officers of our general partner have a substantial interest in the approval of the LTIP Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED UNITHOLDER MATTERS
The following table sets forth the beneficial ownership of our common units and WGP common units held by the following as of September 14, 2017:

•	each member of the Board of Directors;

•	each named executive officer of our general partner;

•	all directors and officers of our general partner as a group; and

•	Anadarko and its affiliates.
The amounts and percentages of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.
Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all units shown as beneficially owned by them, subject to community property laws where applicable. Except as indicated by footnote, the address for the beneficial owners listed below is 1201 Lake Robbins Drive, The Woodlands, Texas 77380.

	WES		WGP
Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned
Anadarko Petroleum Corporation (1)	52,143,426	34.17%	178,587,365	81.57%
Robert G. Gwin	10,000	*	200,000	*
Benjamin M. Fink	2,213	*	18,683	*
Jaime R. Casas	—	*	—	*
Craig W. Collins	480	*	400	*
Philip H. Peacock	—	*	7,500	*
Steven D. Arnold (2)	36,143	*	7,500	*
Milton Carroll (2) (3)	8,548	*	—	*
James R. Crane (2)	11,326	*	—	*
Darrell E. Hollek	336	*	7,608	*
Robert K. Reeves	9,000	*	9,000	*
David J. Tudor (2)	10,724	*	7,310	*
All directors and executive officers as a group (11 persons)	88,770	*	258,001	*

*     Less than 1 percent.

(1)
WGP held 50,132,046 common units and other subsidiaries of Anadarko, Kerr-McGee Worldwide Corporation (“KWC”) and APC Midstream Holdings, LLC (“AMH”), collectively held 2,011,380 common units. Anadarko is the ultimate parent company of Western Gas Resources, Inc., KWC, AMH and WGP GP and may, therefore, be deemed to beneficially own the units held by such parties. Anadarko, through AMH, also held 12,977,633 Class C units of the Partnership.

(2)
Does not include 1,795 unvested phantom units that were granted to each of Messrs. Carroll, Crane, Tudor, and Arnold under the 2008 LTIP or 1,153 unvested WGP phantom units granted to Mr. Tudor under the WGP LTIP. Phantom units granted to the independent directors of WES and WGP vest 100% on the first anniversary of the date of the grant. Each vested phantom unit entitles the holder to receive a common unit or, in the discretion of the applicable board of directors, cash equal to the fair market value of a common unit. Holders of phantom units are entitled to distribution equivalents on a current basis. Holders of phantom units have no voting rights until such time as the phantom units become vested and common units are issued to such holders.

(3)	Includes 2,000 WES units held in a margin account by Mr. Carroll.
The following table sets forth the number of shares of common stock of Anadarko owned by each of the named executive officers and directors of our general partner and all directors and executive officers of our general partner as a group as of September 14, 2017:

Name of Beneficial Owner (1)	Shares of Common Stock Owned Directly or Indirectly (2)	Shares Underlying Options Exercisable Within 60 Days (2)	Total Shares of Common Stock Beneficially Owned (2)	Percentage of Total Shares of Common Stock Beneficially Owned (2)
Robert G. Gwin (3)	112,471	278,203	390,674	*
Benjamin M. Fink (3)	9,531	28,543	38,074	*
Jaime R. Casas (3)	—	—	—	*
Craig W. Collins (3) (4)	10,113	395	10,508	*
Philip H. Peacock (3) (4)	4,809	—	4,809	*
Steven D. Arnold	4,900	—	4,900	*
Milton Carroll	—	—	—	*
James R. Crane	—	—	—	*
Darrell E. Hollek (3)	40,634	98,871	139,505	*
Robert K. Reeves (3)	213,492	217,702	431,194	*
David J. Tudor	—	—	—	*
All directors and executive officers as a group (11 persons) (3)	395,950	623,714	1,019,664	*

*     Less than 1 percent.

(1)	The address for all beneficial owners in this table is 1201 Lake Robbins Drive, The Woodlands, Texas 77380.

(2)	As of September 4, 2017, there were 560,325,679 million shares of Anadarko common stock issued and outstanding.

(3)
Does not include unvested restricted stock units of Anadarko held by the following individuals in the amounts indicated: Robert G. Gwin—32,920; Benjamin M. Fink—27,840; Jaime R. Casas—10,321; Craig W. Collins—3,676; Philip H. Peacock—2,505; Darrell E. Hollek—3,394; and Robert K. Reeves—25,683; for a total of 106,328 unvested restricted stock units held by the directors and executive officers as a group. Restricted stock units typically vest equally over three years beginning on the first anniversary of the date of grant, and upon vesting are payable in Anadarko common stock, subject to applicable tax withholding. Holders of restricted stock units receive dividend equivalents on the units, but do not have voting rights. Generally, a holder will forfeit any unvested restricted units if he or she terminates voluntarily or is terminated for cause prior to the vesting date. Holders of restricted stock units have the ability to defer such awards.

(4)
Includes 3,363 and 3,820 unvested shares of restricted common stock of Anadarko held by Philip H. Peacock and Craig W. Collins, respectively. Restricted stock awards typically vest equally over three years beginning on the first anniversary of the date of grant. Holders of restricted stock receive dividends on the shares and also have voting rights. Generally, a holder of restricted stock will forfeit any unvested restricted shares if he or she terminates voluntarily or is terminated for cause prior to the vesting date.

The following table sets forth owners of 5% or greater of our common units, other than Anadarko, the holdings of which are listed in the first table of this section.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Units	Tortoise Capital Advisors, L.L.C. 11550 Ash Street Suite 300 Leawood, KS 66211	12,307,332 (1)	8.06%

*     Less than 1 percent.

(1)
Based upon its Schedule 13G/A filed February 13, 2017, with the SEC with respect to Partnership securities held as of December 31, 2016, Tortoise Capital Advisors, L.L.C. has shared voting power as to 11,046,458 common units and shared dispositive power as to 12,150,844 common units.

Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth information as of September 14, 2017 with respect to the compensation plans under which our common units are authorized for issuance:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders (1)	7,180	— (2)	2,113,531
Total	7,180	—	2,113,531

(1)	The Board of Directors adopted the 2008 LTIP in connection with the initial public offering of our common units.

(2)
Phantom units constitute the only rights outstanding under the 2008 LTIP. Each phantom unit that may be settled in common units entitles the holder to receive, upon vesting, one common unit with respect to each phantom unit, without payment of any cash. Accordingly, there is no reportable weighted-average exercise price.

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
Overview
We do not directly employ any of the persons responsible for managing our business, and our Board of Directors does not have a compensation committee. The compensation of Anadarko’s employees that perform services on our behalf, including our executive officers, is approved by Anadarko’s management, other than long-term incentive compensation under the 2008 LTIP and the WGP 2012 Long-Term Incentive Plan (the “WGP LTIP”). When used in the mix of compensation for our named executive officers, awards under the 2008 LTIP and WGP LTIP are recommended by Anadarko’s management and approved by the Board of Directors, or the Board of Directors of WGP GP, as applicable. Our reimbursement to Anadarko for the compensation of executive officers is governed by the omnibus agreement. Under our partnership and omnibus agreements, we reimburse general and administrative expenses as determined by Anadarko in its reasonable discretion.
Our “named executive officers” for 2016 were Donald R. Sinclair (the principal executive officer), Benjamin M. Fink (the principal financial officer and principal accounting officer), Jacqueline A. Dimpel (the principal operating officer through April 8, 2016) and Philip H. Peacock (the vice president, general counsel and corporate secretary). Compensation paid or awarded by us in 2016 with respect to the named executive officers reflects only the portion of compensation expense that is allocated to us pursuant to Anadarko’s allocation methodology, as described below, and subject to the terms of the omnibus agreement. Anadarko has the ultimate decision-making authority with respect to the total compensation of the named executive officers and, subject to the terms of the omnibus agreement, the portion of such compensation we reimburse pursuant to Anadarko’s allocation methodology. Generally, once Anadarko has established the aggregate amount to be paid or awarded to the named executive officers with respect to each element of compensation for services rendered to both our general partner and Anadarko, such aggregate amount is multiplied by an allocation percentage for each named executive officer. Each allocation percentage is established based on a periodic, good-faith estimate made by each named executive officer and is subject to review by the Chairman of our Board of Directors. The resulting amount (other than with respect to certain long-term incentive plan awards) is the amount reimbursed to Anadarko by us pursuant to the terms of the omnibus agreement and appears in the Summary Compensation Table below. Notwithstanding the foregoing, perquisites are not currently allocated to us, and reimbursement of bonus amounts under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table are capped consistent with the methodology set forth in the services and secondment agreement for all employees whose compensation is allocated to us.
On February 13, 2017, (i) Donald R. Sinclair resigned from his positions as President and Chief Executive Officer of our general partner and also resigned as a member of the Board of Directors, (ii) Benjamin M. Fink was appointed to be President and Chief Executive Officer of our general partner and as a member of the Board of Directors, (iii) Craig W. Collins was appointed Senior Vice President and Chief Operating Officer of our general partner, and (iv) Philip H. Peacock was promoted to Senior Vice President, General Counsel and Corporate Secretary of our general partner. Further, on May 18, 2017, Jaime R. Casas was appointed as Senior Vice President, Chief Financial Officer and Treasurer of our general partner, effective May 22, 2017.
The following table presents the estimated percentage of time (“time allocation”) that the general partner’s named executive officers devoted to the Partnership during the year ended December 31, 2016, which percentage represents the time devoted to the business of the Partnership relative to time devoted to the businesses of the Partnership and Anadarko in the aggregate:

Officers of Our General Partner	Time Allocated	Anadarko Corporate Officer
Donald R. Sinclair	75.0%	Yes
Benjamin M. Fink	90.0%	Yes
Jacqueline A. Dimpel	25.0%	Yes
Philip H. Peacock	50.0%	Yes

Our named executive officers are compensated by Anadarko in a manner that is generally consistent with the objectives and philosophies used to develop the compensation packages for Anadarko’s named executive officers, as described in the Anadarko proxy statement. The following discussion relating to compensation paid by Anadarko is based on information provided to us by Anadarko and does not purport to be a complete discussion and analysis of Anadarko’s executive compensation philosophy and practices. For a more complete analysis of the compensation programs and philosophies used at Anadarko, read Compensation Discussion and Analysis contained within Anadarko’s proxy statement, which was filed with the SEC on March 17, 2017. With the exception of grants that could be made under the 2008 LTIP and WGP LTIP, the elements of compensation discussed below (and Anadarko’s decisions with respect to the levels of such compensation) are not subject to approvals by the WES Board of Directors or WGP Board of Directors, as applicable, including the Audit or Special Committees thereof.
Elements of Compensation
The primary elements of Anadarko’s compensation program are a combination of annual cash and long-term equity-based compensation. For 2016, the principal elements of compensation for the named executive officers were as follows:

•	base salary;

•	annual cash incentives;

•	equity-based compensation, which includes equity-based compensation under Anadarko’s 2012 Omnibus Incentive Compensation Plan (the “Omnibus Plan”); and

•	Anadarko’s other benefits, including welfare and retirement benefits, severance benefits and change of control benefits, plus other benefits on the same basis as other eligible Anadarko employees.
Base salary. Anadarko establishes base salaries to provide a fixed level of income for our named executive officers for their level of responsibility (which may or may not be related to our business), their relative expertise and experience, and in some cases their potential for advancement. As discussed above, a portion of the base salaries of our named executive officers is allocated to us based on Anadarko’s methodology used for allocating general and administrative expenses.
Annual cash incentives (bonuses). Anadarko made annual cash awards to our named executive officers in 2017 for their performance during the year ended December 31, 2016, under the 2016 Anadarko annual incentive program (“AIP”), which is administered under the Omnibus Plan. Annual cash incentive awards are used by Anadarko to motivate and reward its executives and employees for the achievement of Anadarko objectives aligned with value creation and/or to recognize individual contributions to Anadarko’s performance. The AIP puts a portion of an executive’s compensation at risk by linking potential annual compensation to Anadarko’s achievement of specific performance metrics during the year related to operational, financial and safety measures internal to Anadarko. The AIP bonuses paid to our named executive officers were determined by Anadarko.
The portion of any annual cash awards allocable to us is based on Anadarko’s methodology used for allocating general and administrative expenses, subject to the limitations established in the omnibus agreement. Anadarko’s general policy is to pay these awards during the first quarter of each calendar year for the prior year’s performance.
Long-term incentive awards under the Omnibus Plan. Anadarko periodically makes equity-based awards under the Omnibus Plan to align the interests of its executive officers and employees with those of Anadarko stockholders by emphasizing the long-term growth in Anadarko’s value. For 2016, the annual equity awards generally consisted of a combination of (1) performance units, (2) stock options, and (3) time-based restricted stock units or shares of restricted stock. This award structure is intended to provide a combination of equity-based vehicles that is performance-based in absolute and relative terms, while also encouraging retention. The costs allocated to us for the named executive officers’ compensation includes an allocation of expense associated with a portion of these awards in accordance with the allocation mechanisms in the omnibus agreement.

Other benefits. In addition to the compensation discussed above, Anadarko also provides other benefits to the named executive officers who are also Anadarko corporate vice presidents, including the following:

•
retirement benefits to match competitive practices in Anadarko’s industry, including participation in Anadarko’s employee savings plan, savings restoration plan, retirement plan and retirement restoration plan;

•	severance benefits under the Anadarko Officer Severance Plan;

•	certain change of control benefits under key employee change of control contracts;

•	director and officer indemnification agreements;

•
a limited number of perquisites, including financial counseling, tax preparation and estate planning, an executive physical program, management life insurance, voluntary participation in the Deferred Compensation Plan, and personal excess liability insurance; and

•
benefits, including medical, dental, vision, flexible spending and health savings accounts, paid time off, life insurance and disability coverage, which are also provided to all other eligible U.S.-based Anadarko employees.

For a more detailed summary of Anadarko’s executive compensation program and the benefits provided thereunder, read Compensation Discussion and Analysis contained within Anadarko’s proxy statement for its annual meeting of stockholders, which was filed with the SEC on March 17, 2017.
Role of Executive Officers in Executive Compensation
Anadarko’s management determines a significant part of the compensation for each of our named executive officers. The Board of Directors determines compensation for the independent, non-management directors of our general partner’s Board of Directors, as well as any grants made under the 2008 LTIP. None of our named executive officers provides compensation recommendations to the Anadarko Compensation and Benefits Committee or Anadarko’s management team regarding compensation (other than recommendations with respect to employees that report directly to them).
Compensation Mix
We believe that the mix of base salary, cash awards, equity-based awards under Anadarko’s Omnibus Plan, other Anadarko compensation and, when utilized, the 2008 LTIP and WGP LTIP, fit Anadarko’s and our overall compensation objectives. We believe this mix of compensation provides competitive compensation opportunities to align and drive employee performance in support of our business strategies, as well as Anadarko’s, and to attract, motivate and retain high-quality talent with the skills and competencies required by us and Anadarko. For 2016, Anadarko’s management determined that equity compensation awarded to our executive officers would not include grants under the 2008 LTIP or WGP LTIP.
Western Gas Partners, LP 2008 Long-Term Incentive Plan
General. In April 2008, our general partner adopted the 2008 LTIP for employees and directors of our general partner and its affiliates, including Anadarko, who perform services for us. The summary of the 2008 LTIP contained herein does not purport to be complete and is qualified in its entirety by reference to the 2008 LTIP, the terms of which have been previously filed with the SEC. The 2008 LTIP provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights (“UARs”), distribution equivalent rights (“DERs”) and substitute awards. Subject to adjustment for certain events, an aggregate of 2,250,000 common units may be delivered pursuant to awards under the 2008 LTIP. Units that are cancelled, forfeited or are withheld to satisfy tax withholding obligations or payment of an award’s exercise price are available for delivery pursuant to other awards. The 2008 LTIP is administered by our Board of Directors. The 2008 LTIP has been designed to promote the interests of the Partnership and its unitholders by strengthening its ability to attract, retain and motivate qualified individuals to serve as directors and employees.
WES unit awards. Our Board of Directors may grant unit awards to eligible individuals under the 2008 LTIP. A unit award is an award of common units that are fully vested upon grant and are not subject to forfeiture. No unit awards were granted during 2016.

WES restricted units and phantom units. A restricted unit is a common unit that is subject to forfeiture. Upon vesting, the forfeiture restrictions lapse and the recipient holds a common unit that is no longer subject to forfeiture. A phantom unit is a notional unit that entitles the grantee to receive a common unit upon the vesting of the phantom unit or, in the discretion of Board of Directors, cash equal to the market value of a common unit on the vesting date. Our Board of Directors may make grants of restricted and phantom units under the 2008 LTIP that contain such terms, consistent with the 2008 LTIP, as the Board of Directors may determine are appropriate, including the period over which restricted or phantom units will vest. The Board of Directors may, in its discretion, base vesting on the grantee’s completion of a period of service or upon the achievement of specified financial objectives or other criteria. In addition, the restricted and phantom units will vest automatically upon a change of control of our general partner (as defined in the 2008 LTIP) or as otherwise described in the award agreement.
If a grantee’s employment or membership on the Board of Directors terminates for any reason, the grantee’s restricted and phantom units will be automatically forfeited unless and to the extent that the award agreement or the Board of Directors provides otherwise.
Distributions made by us with respect to awards of restricted units may, in the Board of Directors’ discretion, be subject to the same vesting requirements as the restricted units. The Board of Directors, in its discretion, may also grant tandem DERs with respect to phantom units.
No restricted or phantom units were granted to our named executive officers during 2016.
WES unit options and unit appreciation rights. The 2008 LTIP also permits the grant of options covering common units and UARs. Unit options represent the right to purchase a number of common units at a specified exercise price. UARs represent the right to receive the appreciation in the value of a number of common units over a specified exercise price, either in cash or in common units as determined by the Board of Directors. Unit options and UARs may be granted to such eligible individuals and with such terms as the Board of Directors may determine, consistent with the 2008 LTIP; however, a unit option or UAR must have an exercise price greater than or equal to the fair market value of a common unit on the date of grant. No unit options or UARs were granted during 2016.
WES distribution equivalent rights. DERs are rights to receive all or a portion of the distributions otherwise payable on units during a specified time. DERs may be granted alone or in combination with another award. No WES DERs, whether tandem to other awards or stand-alone, were issued to our named executive officers during 2016.
Source of WES common units. Common units to be delivered with respect to awards may be newly issued units, common units acquired by our general partner in the open market, common units already owned by our general partner or us, common units acquired by our general partner directly from us or any other person, or any combination of the foregoing. If our general partner acquires units in the open market, it is entitled to reimbursement by us for the cost incurred in acquiring such common units. With respect to unit options, our general partner is entitled to reimbursement from us for the difference between the cost it incurs in acquiring these common units and the proceeds it receives from an optionee at the time of exercise. Thus, we bear the cost of the unit options. If we issue new common units with respect to these awards, the total number of common units outstanding will increase, and our general partner will remit the proceeds it receives from a participant, if any, upon exercise of an award to us. With respect to any awards settled in cash, our general partner is entitled to reimbursement by us for the amount of the cash settlement.
Amendment or termination of 2008 LTIP. Our Board of Directors, in its discretion, may terminate the 2008 LTIP at any time with respect to the common units for which a grant has not previously been made. The 2008 LTIP will automatically terminate on the earlier of the 10th anniversary of the date it was initially adopted by our general partner or when common units are no longer available for delivery pursuant to awards under the 2008 LTIP. Our Board of Directors will also have the right to alter or amend the 2008 LTIP or any part of it from time to time or to amend any outstanding award made under the 2008 LTIP; provided, however, that no change in any outstanding award may be made that would materially impair the rights of the participant without the consent of the affected participant, and/or result in taxation to the participant under Section 409A unless otherwise determined by the Board of Directors.

Western Gas Partners, LP 2017 Long-Term Incentive Plan
As described herein, if approved by the unitholders at this special meeting, our Board of Directors will be permitted to grant awards pursuant to the terms of the LTIP. For more information regarding the LTIP, see “Proposal to Approve the Western Gas Partners, LP 2017 Long-Term Incentive Plan—Description of the LTIP” above.
Western Gas Equity Partners, LP 2012 Long-Term Incentive Plan
General. In November 2012, WGP GP adopted the WGP LTIP for its employees and directors and those of its affiliates who perform services for us. The WGP LTIP consists of the following components: restricted units, phantom units, unit options, UARs, other unit-based awards, cash awards, unit awards, substitute awards and DERs. The WGP LTIP limits the number of units that may be delivered pursuant to awards to 3,000,000 units. Units withheld to satisfy exercise prices or tax withholding obligations are available for delivery pursuant to other awards. The WGP LTIP is administered by the Board of Directors of WGP GP.
The Board of Directors of WGP GP may terminate or amend the WGP LTIP at any time with respect to any units for which a grant has not yet been made. The Board of Directors of WGP GP also has the right to alter or amend the WGP LTIP or any part of the plan from time to time, including increasing the number of units that may be granted subject to WGP unitholder approval as may be required by the exchange upon which the WGP common units are listed at that time, if any. However, no change in any outstanding grant may be made that would materially reduce the benefits of the participant without the consent of the participant. The WGP LTIP will expire upon the earlier of the 10th anniversary of its adoption, its termination by the WGP GP Board of Directors or when no units remain available under the plan for awards. Awards then outstanding will continue pursuant to the terms of their grants.
WGP restricted units. A restricted unit is a grant of a WGP common unit subject to a risk of forfeiture, performance conditions, restrictions on transferability, and any other restrictions imposed by the plan administrator in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the plan administrator. The plan administrator shall provide, in the restricted unit agreement, whether the restricted unit will be forfeited upon certain terminations of employment and whether the restricted unit will receive DERs. Except as otherwise determined by the plan administrator in the award agreement or otherwise, all outstanding unvested restricted units will be forfeited upon termination of a participant’s service. Cash distribution equivalents may be paid during or after the vesting period with respect to a restricted unit, as determined by the plan administrator. No WGP restricted units were granted during 2016.
WGP phantom units. Phantom units are rights to receive WGP common units, cash, or a combination of both at the end of a specified period. The plan administrator may subject phantom units to restrictions (which may include a risk of forfeiture) to be specified in the phantom unit agreement that may lapse at such times determined by the plan administrator. Phantom units may be satisfied by delivery of WGP common units, cash equal to the fair market value of the specified number of WGP common units covered by the phantom unit, or any combination thereof determined by the plan administrator. Except as otherwise provided by the plan administrator in the phantom unit agreement or otherwise, all outstanding unvested phantom units will be forfeited upon termination of a participant’s service. Cash distribution equivalents may be paid during or after the vesting period with respect to a phantom unit, as determined by the plan administrator. No WGP phantom units were granted to our named executive officers during 2016.
WGP options. Option awards are options to acquire WGP common units at a specified price. The exercise price of each option granted under the WGP LTIP will be stated in the option agreement and may vary; provided, however, that, the exercise price for an option must not be less than 100% of the fair market value per WGP common unit as of the date of grant of the option unless that option is intended to otherwise comply with the requirements of Section 409A. Options may be exercised in the manner and at such times as the plan administrator determines for each option, unless that option is determined to be subject to Section 409A, where the option will be subject to any necessary timing restrictions imposed by the Code or federal regulations. The plan administrator will determine the methods and form of payment for the exercise price of an option and the methods and forms in which WGP common units will be delivered to a participant. Except as otherwise provided by the plan administrator in the award agreement or otherwise, all unvested options will be forfeited upon termination of a participant’s service. No WGP options were granted during 2016.

WGP unit appreciation rights. A UAR is the right to receive, in cash or in WGP common units, as determined by the plan administrator, an amount equal to the excess of the fair market value of one WGP common unit on the date of exercise over the exercise price of the UAR. The plan administrator will be able to make grants of UARs and will determine the time or times at which a UAR may be exercised in whole or in part. The exercise price of each UAR granted under the WGP LTIP will be stated in the UAR agreement and may vary; provided, however, that the exercise price must not be less than 100% of the fair market value per WGP common unit as of the date of grant of the UAR unless that UAR Award is intended to otherwise comply with the requirements of Section 409A. Except as otherwise provided by the plan administrator in the award agreement or otherwise, all unvested UARs will be forfeited upon termination of a participant’s service. No WGP UARs were granted during 2016.
WGP unit awards. The plan administrator is authorized to grant WGP common units that are not subject to restrictions. The plan administrator may grant unit awards to any eligible person in such amounts as the plan administrator, in its sole discretion, may select. No WGP unit awards were granted during 2016.
WGP substitute awards. The WGP LTIP permits the grant of awards in substitution for similar awards held by individuals who become employees or directors as a result of a merger, consolidation or acquisition by us, an affiliate of another entity or the assets of another entity. Such substitute awards that are options or UARs may have exercise prices less than 100% of the fair market value per WGP common unit on the date of the substitution if such substitution complies with Section 409A of the Code and its regulations, and other applicable laws and exchange rules. No WGP substitute awards were granted during 2016.
Other WGP unit-based awards. The WGP LTIP permits the grant of other unit-based awards, which are awards that may be based, in whole or in part, on the value or performance of a WGP common unit or are denominated or payable in WGP common units. Upon settlement, the unit-based award may be paid in WGP common units, cash or a combination thereof, as provided in the award agreement. No other WGP unit-based awards were granted during 2016.
WGP cash awards. The WGP LTIP permits the grant of awards denominated in and settled in cash. Cash awards may be based, in whole or in part, on the value or performance of a WGP common unit. No WGP cash awards were granted during 2016.
WGP distribution equivalent rights. The plan administrator is able to grant DERs in tandem with awards under the WGP LTIP (other than an award of restricted units or unit awards), or they may be granted alone. DERs entitle the participant to receive cash equal to the amount of any cash distributions made by us during the period the DER is outstanding. Payment of a DER issued in connection with another award may be subject to the same vesting terms as the award to which it relates or different vesting terms, in the discretion of the plan administrator. No WGP DERs were granted to our named executive officers during 2016.
WGP performance awards. The plan administrator may condition the right to exercise or receive an award under the WGP LTIP, or may increase or decrease the amount payable with respect to an award, based on the attainment of one or more performance conditions deemed appropriate by the plan administrator. No WGP performance awards were granted during 2016.
Tax withholding. At the plan administrator’s discretion, subject to conditions that it may impose, a participant’s minimum statutory tax withholding with respect to an award may be satisfied by withholding from any payment related to an award or by the withholding of WGP common units issuable pursuant to the award based on the fair market value of the WGP common units.

COMPENSATION TABLES
As noted above, we do not directly employ any of the persons responsible for managing or operating our business and we have no compensation committee. Instead, we are managed by our general partner, the executive officers of which are employees of Anadarko. Our reimbursement for the compensation of executive officers is governed by the omnibus agreement and the services and secondment agreement described below in “Agreements with Anadarko.”

Summary Compensation Table
The following table summarizes the compensation amounts expensed by us for our named executive officers for the years ended December 31, 2016, 2015 and 2014, as applicable. Except as specifically noted, the amounts included in the table below reflect the expense allocated to us by Anadarko. For a discussion of the allocation percentages in effect for 2016, see the Overview section, above.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Donald R. Sinclair	2016	356,971	—	1,875,920	615,378	342,692	116,869	3,307,830
President and	2015	350,481	—	828,646	449,573	336,462	104,969	2,070,131
Chief Executive Officer	2014	304,327	—	807,851	436,272	292,154	77,370	1,917,974
Benjamin M. Fink	2016	332,135	—	1,634,281	401,340	259,066	108,526	2,735,348
Senior Vice President, Chief	2015	341,135	—	672,651	364,951	266,085	102,170	1,746,992
Financial Officer and Treasurer	2014	300,635	—	646,283	349,017	234,495	76,436	1,606,866
Jacqueline A. Dimpel	2016	24,231	—	—	—	—	7,242	31,473
Senior Vice President	2015	93,462	—	138,778	75,281	72,900	27,992	408,413
	2014	82,260	—	273,490	139,580	64,163	20,945	580,438
Philip H. Peacock	2016	129,938	—	100,020	—	62,370	42,427	334,755
Vice President, General Counsel	2015	134,935	—	85,010	—	64,769	40,413	325,127
and Corporate Secretary	2014	128,510	—	87,515	—	61,685	30,766	308,476

(1)
The amounts in this column reflect the base salary compensation allocated to us by Anadarko for the years ended December 31, 2016, 2015 and 2014. Ms. Dimpel’s amount reflects base salary compensation earned and allocated through April 8, 2016.

(2)
The amounts in this column reflect the expected allocation to us of the grant date fair value, computed in accordance with FASB ASC Topic 718 (without respect to the risk of forfeitures), for non-option stock awards granted pursuant to the 2012 Anadarko Omnibus Incentive Compensation Plans and include unvested amounts. For a discussion of valuation assumptions for the awards under the 2012 Anadarko Omnibus Incentive Compensation Plans, see Note 21—Share-Based Compensation in the Notes to Consolidated Financial Statements included under Part II, Item 8 of Anadarko’s Form 10-K for the year ended December 31, 2016 (which is not, and shall not be deemed to be, incorporated by reference herein). For information regarding the non-option stock awards granted to the named executives in 2016, see the Grants of Plan-Based Awards Table. The amounts in this column also reflect the allocation of Anadarko performance unit awards, where such gross amounts are subject to market conditions and have been valued based on the probable outcome of the market conditions as of the grant date.

(3)
The amounts in this column reflect the expected allocation to us of the grant date fair value, computed in accordance with FASB ASC Topic 718 (without respect to the risk of forfeitures), for option awards granted pursuant to the 2012 Anadarko Omnibus Incentive Compensation Plans. See note (2) above for valuation assumptions. For information regarding the option awards granted to the named executives in 2016, see the Grants of Plan-Based Awards Table.

(4)
The amounts in this column reflect the compensation under the Anadarko annual incentive program which was allocated to us for the years ended December 31, 2016, 2015 and 2014. The 2016 amounts represent payments which were earned in 2016 and were paid in early 2017, the 2015 amounts represent payments which were earned in 2015 and paid in early 2016, and the 2014 amounts represent the payments which were earned in 2014 and paid in early 2015. For an explanation of the 2016 annual incentive plan awards, read Compensation Discussion and Analysis – Analysis of 2016 Compensation Actions – Performance-Based Annual Cash Incentives (Bonuses), contained within Anadarko’s proxy statement for its annual meeting of stockholders, which was filed on March 17, 2017.

(5)
The amounts in this column reflect the compensation expenses related to Anadarko’s retirement and savings plans that were allocated to us for the years ended December 31, 2016, 2015 and 2014. The 2016 allocated expenses are detailed in the table below:

Name	Retirement Plan Expense	Savings Plan Expense
Donald R. Sinclair	$82,342	$34,527
Benjamin M. Fink	76,469	32,057
Jacqueline A. Dimpel	5,166	2,076
Philip H. Peacock	29,901	12,525

Grants of Plan-Based Awards in 2016

The following table sets forth information concerning annual incentive awards, stock options, phantom units, restricted stock shares, restricted stock units and performance units granted during 2016 to each of the named executive officers. Except for amounts in the column entitled Exercise or Base Price of Option Awards, the dollar amounts and number of securities included in the table below reflect an allocation based upon each officer’s allocation of time to Partnership business.

							All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (5)
	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name and Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Donald R. Sinclair
—	—	285,577	342,692
11/10/16				3,948	9,870	19,740				694,651
11/10/16							12,122			750,004
11/10/16							6,971			431,265
11/10/16								29,733	61.87	615,378
Benjamin M. Fink
—	—	215,888	259,066
11/10/16				2,575	6,437	12,874				453,022
11/10/16							14,547			900,004
11/10/16							4,546			281,255
11/10/16								19,391	61.87	401,340
Jacqueline A. Dimpel
—	—
Philip H. Peacock
—	—	51,975	62,370
11/10/16							1,996			100,020

(1)
Reflects the estimated 2016 cash payouts allocable to us under Anadarko’s annual incentive plan. If threshold levels of performance are not met, then the payout can be zero. The maximum value reflects the maximum amount allocable to us consistent with the methodologies set forth in the services and secondment agreement. The expense allocated to us for the actual bonus payouts under the annual incentive program for 2016 is reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. For additional discussion of Anadarko’s annual incentive plan, read Compensation Discussion and Analysis — Analysis of 2016 Compensation Actions — Performance-Based Annual Cash Incentives (Bonuses) contained within Anadarko’s proxy statement for its annual meeting of stockholders, which was filed on March 17, 2017.

(2)
Reflects the estimated future payout allocable to us under Anadarko’s performance units awarded in 2016. Under the performance unit program, participants may earn from 0% to 200% of the targeted award based on Anadarko’s relative total shareholder return performance over a specified performance period. The performance units granted to Messrs. Sinclair and Fink on November 10, 2016, are subject to a three-year performance period. If earned, the awards are to be paid in cash rather than equity. The threshold value represents the minimum payment (other than zero) that may be earned. For additional discussion of Anadarko’s performance unit awards, read Compensation Discussion and Analysis — Analysis of 2016 Compensation Actions — Equity Compensation contained within Anadarko’s proxy statement for its annual meeting of stockholders, which was filed on March 17, 2017.

(3)
Reflects the allocable number of restricted stock shares and restricted stock units awarded in 2016 under the Omnibus Plan. These awards vest equally over three years, beginning with the first anniversary of the grant date. For restricted stock shares, dividends are paid current. For restricted stock units, dividend equivalents are reinvested in shares of Anadarko common stock and paid upon the applicable vesting of the underlying award. Also included are the 12,122 and 14,547 allocated special restricted stock units awarded in 2016 under the Omnibus Plan to Messrs. Sinclair and Fink, respectively, which will vest in four years from grant date, provided Messrs. Sinclair and Fink remain employed by Anadarko until such date.

(4)
Reflects the allocable number of Anadarko stock options each named executive officer was awarded in 2016. These awards vest equally over three years, beginning with the first anniversary of the date of grant, and have a term of seven years.

(5)
The amounts included in the Grant Date Fair Value of Stock and Option Awards column represent the allocation to us of the grant date fair value of the awards made to named executives in 2016 computed in accordance with FASB ASC Topic 718. The value ultimately realized by the executive upon the actual vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to the determined value. For a discussion of valuation assumptions for the awards under the Omnibus Plan, see Note 21—Share-Based Compensation in the Notes to Consolidated Financial Statements under Part II, Item 8 of Anadarko’s Form 10-K for the year ended December 31, 2016 (which is not, and shall not be deemed to be, incorporated by reference herein).

Outstanding Equity Awards at Year-End 2016

The following table reflects outstanding equity awards as of December 31, 2016, for each of the named executive officers, including awards under the 2012 Anadarko Omnibus Incentive Compensation Plan. As of December 31, 2016, none of our named executive officers had any outstanding 2008 LTIP or WGP LTIP awards. The market values shown are based on Anadarko’s closing stock price of $69.73 on December 30, 2016, unless otherwise noted. Except for amounts in the column entitled Option Exercise Price, the dollar amounts and number of securities included in the table below reflect an allocation based upon each officer’s allocation of time to Partnership business at December 31, 2016.

					Stock Awards
					Restricted Stock Shares/Units (2)		Equity Incentive Plan Awards Performance Units (3)
	Option Awards (1)				Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Number of Securities Underlying Unexercised Options
			Option Exercise Price ($)	Option Expiration Date
	Exercisable (#)	Unexercisable (#)
Name
Donald R. Sinclair
11/17/10	5,465	—	62.09	11/17/17	—	—	—	—
11/16/11	6,344	—	78.95	11/16/18	—	—	—	—
11/05/12	6,505	—	70.70	11/05/19	—	—	—	—
11/06/13	10,818	—	92.02	11/06/20	—	—	—	—
11/06/14	12,347	6,173	93.51	11/06/21	1,129	78,725	4,987	347,744
10/26/15	8,291	16,580	69.00	10/26/22	3,107	216,651	7,128	497,035
11/10/16	—	29,733	61.87	11/10/23	12,130	845,825	9,870	688,235
11/10/16	—	—	—		6,976	486,437	—	—
Benjamin M. Fink
03/05/10	2,831	—	72.11	03/05/17	—	—	—	—
03/04/11	1,571	—	81.02	03/04/18	—	—	—	—
06/07/13	1,453	—	87.98	06/07/20	—	—	—	—
11/06/13	6,058	—	92.02	11/06/20	—	—	—	—
11/06/14	9,878	4,938	93.51	11/06/21	903	62,966	3,990	278,223
10/26/15	6,730	13,459	69.00	10/26/22	2,522	175,859	5,786	403,458
11/10/16	—	19,391	61.87	11/10/23	14,557	1,015,059	6,437	448,852
11/10/16	—	—	—		4,549	317,202	—	—
Jacqueline A. Dimpel
03/04/11	278	—	81.02	04/08/17	—	—	—	—
01/08/14	2,939	—	79.04	04/08/17	—	—	558	38,909
11/06/14	3,180	—	93.51	04/08/17	—	—	857	59,759
10/26/15	4,165	—	69.00	04/08/17	—	—	1,194	83,258
Philip H. Peacock
03/06/14	—	—	—	—	337	23,499	—	—
03/09/15	—	—	—	—	702	48,950	—	—
04/12/16	—	—	—	—	1,996	139,181	—	—

(1)
Stock options have a seven-year term and will vest ratably over three years in equal installments on the first, second, and third anniversaries of the date of grant. Stock option awards do not accrue dividends or dividend equivalents.

(2)
The restricted stock units and shares vest pro-rata annually over three years, beginning with the first anniversary of the grant date. At the end of each vesting period, unless deferred, the number of restricted stock units that vest are converted into shares of unrestricted common stock, less applicable withholding taxes. For restricted stock shares, dividends are paid current. For restricted stock units, dividend equivalents are accrued and reinvested in additional shares of common stock, less applicable withholding taxes. For the 12,122 and 14,547 allocated special restricted stock units received in November 2016 by Messrs. Sinclair and Fink, respectively, and their corresponding dividend unit equivalents, these will vest in four years from grant date, provided Messrs. Sinclair and Fink remain employed by Anadarko until such date.

(3)
The number of outstanding units and the estimated payout amount disclosed for each award are calculated based on Anadarko’s relative performance ranking as of December 31, 2016, and are not necessarily indicative of the amount that will be paid at the end of each three year performance period. Anadarko’s relative performance ranking as of December 31, 2016 are: 128% for the 2013 grant, 100% for the 2014 grant, and 100% for the 2015 grant. For awards granted in 2016 with the performance period beginning in 2017, target payout has been assumed.

Option Exercises and Stock Vested in 2016

The following table reflects Anadarko option awards exercised in 2016 and Anadarko stock awards and WGP LTIP phantom units that vested in 2016. The dollar amounts and number of securities included in the table below reflect an allocation based upon each officer’s allocation of time to Partnership business.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (2)
Donald R. Sinclair	—	—	8,294	419,743
Benjamin M. Fink	5,000	40,068	6,460	328,559
Jacqueline A. Dimpel	—	—	2,133	117,820
Philip H. Peacock	—	—	970	42,825

(1)
Shares acquired and values realized on exercise include options exercised in 2016. The actual value ultimately realized by the named executive officer may be more or less than the realized value calculated in the above table depending on the timing in which the named executive officer held or sold the stock associated with the exercise.

(2)
Shares acquired and values realized on vesting reflect the taxable value to the named executive officer as of the date of the vesting in 2016 of restricted stock shares or units, performance units, or phantom units. For restricted stock shares or units and phantom units, the actual value ultimately realized by the named executive officer may be more or less than the value realized calculated in the above table depending on the timing in which the named executive officer held or sold the stock associated with the exercise or vesting occurrence.

Pension Benefits for 2016

Anadarko maintains both funded, tax-qualified defined benefit pension plans and unfunded nonqualified pension benefit plans. The nonqualified pension benefit plans are designed to provide for supplementary pension benefits due to limitations imposed by the Code that restrict the amount of benefits payable under tax-qualified plans. Our named executive officers are eligible to participate in these plans. Under the omnibus agreement, a portion of the annual expense related to these plans is reimbursed by us to Anadarko. The allocated expense for each named executive officer is included in the All Other Compensation column of the Summary Compensation Table. We have not included a pension benefits table as Anadarko does not allocate expense to the Partnership upon an employee’s retirement and the subsequent payment of benefits under such pension plans. For additional discussion on Anadarko’s pension benefits, read Compensation Discussion and Analysis — Indirect Compensation Elements — Retirement Benefits contained within Anadarko’s proxy statement for its annual meeting of stockholders, which was filed on March 17, 2017.

Nonqualified Deferred Compensation for 2016
Anadarko maintains a deferred compensation plan and a savings restoration plan for certain employees, including our named executive officers. The deferred compensation plan allows certain employees to voluntarily defer receipt of up to 75% of their salary and/or up to 100% of their annual incentive bonus payments. The savings restoration plan accrues a benefit substantially equal to the amount that, in the absence of certain Code limitations, would have been allocated to their account as matching contributions under Anadarko’s 401(k) Plan. Pursuant to the terms of the omnibus agreement, a portion of the expense related to these plans is reimbursed by us to Anadarko. The allocated expense for each named executive officer is included in the All Other Compensation column of the Summary Compensation Table. We have not included a nonqualified deferred compensation table as Anadarko does not allocate expense to the Partnership upon distribution of such balances. For additional discussion on Anadarko’s nonqualified deferred compensation benefits, read Compensation Discussion and Analysis — Indirect Compensation Elements — Other Benefits sections contained within Anadarko’s proxy statement for its annual meeting of stockholders, which was filed on March 17, 2017.

Potential Payments Upon Termination or Change of Control
In the event of a Change of Control (as defined below) of the general partner, the only payments that we would be responsible for paying to our named executive officers relate to our allocated share of the accelerated vesting of unvested awards under the 2008 LTIP. Similarly, we would be responsible for paying our allocated share of any accelerated vesting of awards under the WGP LTIP if a Change of Control were to occur at WGP GP. As of December 31, 2016, none of our named executive officers had any outstanding 2008 LTIP or WGP LTIP awards.
We have not entered into any employment agreements with our named executive officers, nor do we manage any severance plans. However, our named executive officers are eligible for certain benefits provided by Anadarko. Currently, we are not allocated any expense for these agreements or plans, but for disclosure purposes we are presenting expenses that could be allocated to us by Anadarko as a result of payment made upon termination of a named executive officer or a Change of Control of Anadarko. For the definition of a Change of Control of Anadarko, read Potential Payments Upon Termination or Change of Control contained within Anadarko’s proxy statement for its annual meeting of stockholders, which was filed on March 17, 2017. Values reflect each named executive officer’s allocation of time to Partnership business at December 31, 2016, and exclude those benefits generally provided to all salaried employees. For additional discussion related to these termination scenarios, read Compensation Discussion and Analysis — Indirect Compensation Elements — Severance Benefits contained within Anadarko’s proxy statement for its annual meeting of stockholders, which was filed on March 17, 2017.
The following tables reflect the expenses that could have been allocated to the Partnership by Anadarko as of December 31, 2016, in connection with potential payments to our named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, with Anadarko, for various scenarios involving a Change of Control of Anadarko or termination of employment from Anadarko for each named executive officer, assuming a termination date of December 31, 2016, and, where applicable, using the closing price of Anadarko’s common stock of $69.73 (as reported on the NYSE as of December 30, 2016). Ms. Dimpel’s employment with Anadarko ended on April 8, 2016, with none of the payments relating to her end of employment, including severance, allocated to the Partnership by Anadarko; therefore, the tables below do not reflect such expenses. Further, on February 13, 2017, Mr. Sinclair resigned from his officer and director positions with our general partner, but remains employed by Anadarko as a Senior Advisor for our and Anadarko’s midstream activities. Because Mr. Sinclair is no longer an officer of our general partner and remains employed by Anadarko, it is not yet determinable what portion, if any, of his change of control or termination payments would be allocated to the Partnership. Nevertheless, Mr. Sinclair’s estimated payments are included in the tables below for illustrative purposes. For general definitions that apply to the termination of employment from Anadarko scenarios detailed below, read Potential Payments Upon Termination or Change of Control contained within Anadarko’s proxy statement for its annual meeting of stockholders, which was filed on March 17, 2017. Actual amounts will be determinable only upon the termination or Change in Control event.
Involuntary For Cause

	Mr. Sinclair	Mr. Fink	Ms. Dimpel	Mr. Peacock
Cash Severance	$—	$—	$—	$—
Total	$—	$—	$—	$—

Voluntary Termination (Including Retirement)

	Mr. Sinclair (1)	Mr. Fink	Ms. Dimpel	Mr. Peacock
Prorated Portion of Performance Unit Awards (2)	$397,507	$—	$—	$—
Total	$397,507	$—	$—	$—

(1)	As of December 31, 2016, Mr. Sinclair was eligible for retirement.

(2)
Under the terms of the performance unit agreements, retirement-eligible participants receive a prorated payout, paid after the end of the performance period, based on actual performance and the number of months worked during the performance period. However, the performance unit awards granted on November 10, 2016, are not included in the table above as the treatment described in the preceding sentence only applies to such awards if they have been held for at least 180 days after the grant date, which would not be the case in the event of a retirement that occurred on December 31, 2016. Mr. Sinclair’s value reflects an estimated payout based on performance to date through December 31, 2016, which is not indicative of the payout that he will receive at the end of the performance period based on actual performance.

Involuntary Not For Cause Termination

	Mr. Sinclair	Mr. Fink	Ms. Dimpel	Mr. Peacock
Cash Severance (1)	$1,102,500	$954,000	$—	$—
Pro-rata Bonus (2)	342,692	259,066	—	—
Accelerated Anadarko Equity Awards (3)	5,215,385	4,226,195	—	211,630
Health and Welfare Benefits (4)	89,865	39,017	—	—
Total	$6,750,442	$5,478,278	$—	$211,630

(1)
Messrs. Sinclair’s and Fink’s values assume two times base salary plus one times target bonus multiplied by their allocation percentages in effect as of December 31, 2016. No value has been disclosed for Mr. Peacock because as of December 31, 2016, he received the same benefits as generally provided to all salaried employees.

(2)
Payment, if provided, will be paid at the end of the performance period based on actual performance. The values for Messrs. Sinclair and Fink reflect the allocated portion of their actual bonuses awarded under the annual incentive plan. For additional discussion of this program, read Compensation Discussion and Analysis — Analysis of 2016 Compensation Actions — Performance-Based Annual Cash Incentives (Bonuses) of Anadarko’s proxy statement for its annual meeting of stockholders, which was filed on March 17, 2017. No value has been disclosed for Mr. Peacock because as of December 31, 2016, he received the same benefits as generally provided to all salaried employees.

(3)
Reflects the in-the-money value of unvested stock options (subject to Anadarko’s Board of Directors approval), the estimated current value of unvested performance units (based on performance to date) and the value of unvested restricted stock shares and restricted stock units granted under Anadarko equity plans, all as of December 31, 2016. In the event of an involuntary termination, unvested performance units would be paid after the end of the applicable performance period, based on actual performance. However, the performance unit awards and the restricted stock unit awards granted on November 10, 2016, are not included in the table above as accelerated vesting upon an involuntary not for cause termination only applies to such awards if they have been held for at least 180 days after the grant date, which would not be the case in the event of such a termination that occurred on December 31, 2016. Further, while the terms of the outstanding stock options do not require Anadarko to accelerate the vesting of the stock options upon an involuntary termination not for cause, Anadarko’s Board of Directors has a historic practice of doing so and, as such, the value of acceleration of the outstanding stock option awards is included above. The stock option awards granted on November 10, 2016 also contain a non-disclosure covenant (indefinite duration) and non-disparagement and employee non-solicitation covenants (one year). All values reflect each named executive officer’s allocation percentage in effect as of December 31, 2016.

(4)
Messrs. Sinclair’s and Fink’s values represent 24 months of health and welfare benefit coverage. These amounts are present values determined in accordance with GAAP. These values reflect their allocation percentage in effect as of December 31, 2016. No value has been disclosed for Mr. Peacock because as of December 31, 2016, he received the same benefits as generally provided to all salaried employees.

Change of Control: Involuntary Termination or Voluntary For Good Reason

	Mr. Sinclair	Mr. Fink	Ms. Dimpel	Mr. Peacock
Cash Severance (1)	$2,218,500	$1,314,000	$—	$—
Pro-rata Bonus (2)	371,250	297,000	—	—
Accelerated Anadarko Equity Awards (3)	6,390,057	4,992,249	—	211,630
Supplemental Pension Benefits (4)	—	—	—	—
Nonqualified Deferred Compensation (5)	227,650	130,413	—	—
Health and Welfare Benefits (6)	142,189	58,748	—	—
Total	$9,349,646	$6,792,410	$—	$211,630

(1)
Mr. Sinclair’s values and Mr. Fink’s values assume 2.9 times and two times, respectively, the sum of base salary plus the highest bonus paid in the past three years and reflect their allocation percentages in effect as of December 31, 2016, per the terms of their key employee change of control agreements with Anadarko. No value has been disclosed for Mr. Peacock because as of December 31, 2016, he received the same benefits as generally provided to all salaried employees.

(2)
Messrs. Sinclair’s and Fink’s values assume the full-year equivalent of their highest annual bonus allocated to us over the past three years. No value has been disclosed for Mr. Peacock because as of December 31, 2016, he received the same benefits as generally provided to all salaried employees.

(3)
Reflects the in-the-money value of unvested stock options, the value of unvested restricted stock shares and restricted stock units and the estimated current value of unvested performance units (based on performance to date) granted under Anadarko equity plans, all as of December 31, 2016. Upon a Change of Control, the value of unvested performance units would be calculated based on Anadarko’s total shareholder return performance and stock price at the time of the Change of Control and converted into restricted stock units of the surviving company. In the event of an involuntary not for cause termination or voluntary for good reason termination within two years following a Change of Control, the units will generally be paid on the first business day that is at least six months and one day following the separation from service. In the event of an involuntary not for cause or voluntary for good reason termination that is more than two years following a Change of Control, the units will be paid at the end of the original performance period. The equity awards granted on November 10, 2016 also contain a non-disclosure covenant (indefinite duration) and non-disparagement and employee non-solicitation covenants (one year). All values reflect each named executive officer’s allocation percentage in effect as of December 31, 2016.

(4)
Under the terms of their change of control agreements, Messrs. Sinclair and Fink would receive a special retirement benefit enhancement that is equivalent to the additional supplemental pension benefits that would have accrued under Anadarko’s retirement plan assuming they were eligible for subsidized early retirement benefits and include additional special pension credits. The value of this benefit has not been included in this table as Anadarko does not allocate expense to the Partnership for distribution of these benefits. If Anadarko were to allocate this expense to the Partnership, assuming their allocation percentages in effect as of December 31, 2016, the expense would be as follows: Mr. Sinclair—$221,851 and Mr. Fink—$91,263.

(5)
Mr. Sinclair’s values and Mr. Fink’s values reflect an additional three years and two years, respectively, of employer contributions into the savings restoration plan at their current contribution rate to the Plan and are based on their allocation percentages in effect as of December 31, 2016, per the terms of their key employee change of control agreements with Anadarko. No value has been disclosed for Mr. Peacock because as of December 31, 2016, he was not eligible for this additional benefit.

(6)
Mr. Sinclair’s values and Mr. Fink’s values represent 36 months and 24 months, respectively, of health and welfare benefit coverage. All amounts are present values determined in accordance with GAAP and reflect their allocation percentages in effect as of December 31, 2016. No value has been disclosed for Mr. Peacock because as of December 31, 2016, he received the same benefits as generally provided to all salaried employees.

Disability

	Mr. Sinclair	Mr. Fink	Ms. Dimpel	Mr. Peacock
Cash Severance	$—	$—	$—	$—
Accelerated Anadarko Equity Awards (1)	6,390,057	4,992,249	—	211,630
Health and Welfare Benefits (2)	103,631	160,317	—	58,396
Total	$6,493,688	$5,152,566	$—	$270,026

(1)
Reflects the in-the-money value of unvested stock options, the value of unvested restricted stock shares and restricted stock units and the estimated current value of unvested performance units (based on performance to date) granted under Anadarko equity plans, all as of December 31, 2016. In the event of a termination as a result of disability, performance units would be paid after the end of the applicable performance period, based on actual performance. The equity awards granted on November 10, 2016 also contain a non-disclosure covenant (indefinite duration) and non-disparagement and employee non-solicitation covenants (one year). All values reflect each named executive officer’s allocation percentage in effect as of December 31, 2016.

(2)
Values reflect the continuation of additional death benefit coverage provided to certain employees of Anadarko until age 65. All amounts are present values determined in accordance with GAAP and reflect each named executive officer’s allocation percentage in effect as of December 31, 2016.

Death

	Mr. Sinclair	Mr. Fink	Ms. Dimpel	Mr. Peacock
Cash Severance	$—	$—	$—	$—
Accelerated Anadarko Equity Awards (1)	6,390,057	4,992,249	—	211,630
Life Insurance Proceeds (2)	1,356,589	1,240,310	—	447,890
Total	$7,746,646	$6,232,559	$—	$659,520

(1)
Reflects the in-the-money value of unvested stock options, the target value of unvested performance units, and the value of unvested restricted stock shares and restricted stock units granted under Anadarko equity plans, all as of December 31, 2016. All values reflect each named executive officer’s allocation percentage in effect as of December 31, 2016.

(2)
Values include amounts payable under additional death benefits provided to certain employees of Anadarko. These liabilities are not insured, but are self-funded by Anadarko. Proceeds are not exempt from federal taxes. Values shown include an additional tax gross-up amount to equate benefits with non-taxable life insurance proceeds. Values are based on each named executive officer’s allocation percentage in effect as of December 31, 2016, and exclude death benefit proceeds from programs available to all employees.

Director Compensation
Officers or employees of Anadarko who also serve as directors of our general partner do not receive additional compensation for their service as a director of our general partner. Non-employee directors of our general partner receive compensation for their board service and for attending meetings of the Board of Directors and committees of the Board of Directors pursuant to a director compensation plan approved by the Board of Directors. Such compensation consists of the following:

•	an annual retainer of $110,000 for each board member;

•	an annual retainer of $2,000 for each member of the Audit Committee, or $22,000 for the Committee chair;

•	an annual retainer of $2,000 for each member of the Special Committee, or $22,000 for the Committee chair;

•	a fee of $2,000 for each board or committee meeting attended in excess of 10 total board and committee meetings in any calendar year; and

•
annual grants of phantom units with a value of approximately $100,000 on the date of grant, all of which vest 100% on the first anniversary of the date of grant (with vesting to be accelerated upon a change of control of our general partner or Anadarko). The non-employee directors received such a grant of phantom units on May 31, 2017.

In addition, each non-employee director is reimbursed for out-of-pocket expenses in connection with attending meetings of the Board of Directors or committees and for costs associated with participation in continuing director education programs. Each director is fully indemnified by us, pursuant to individual indemnification agreements and our partnership agreement, for actions associated with being a director to the fullest extent permitted under Delaware law.
The following table sets forth information concerning total director compensation earned during 2016 by each non-employee director:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Steven D. Arnold	$124,000	$90,022	$—	$—	$—	$214,022
Milton Carroll	128,000	90,022	—	—	—	218,022
James R. Crane	126,000	90,022	—	—	—	216,022
David J. Tudor	136,000	90,022	—	—	—	226,022

(1)
The amounts included in the Stock Awards column represent the grant date fair value of non-option awards made to directors in 2016, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 5—Transactions with Affiliates in the Notes to Consolidated Financial Statements under Part II, Item 8 of Anadarko’s Form 10-K for the year ended December 31, 2016 (which is not, and shall not be deemed to be, incorporated by reference herein). As of December 31, 2016, each of the non-employee directors had 1,826 outstanding phantom units.

The following table contains the grant date fair value of phantom unit awards made to each non-employee director during 2016:

Name	Grant Date	Phantom Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Steven D. Arnold	May 5	1,826	90,022
Milton Carroll	May 5	1,826	90,022
James R. Crane	May 5	1,826	90,022
David J. Tudor	May 5	1,826	90,022

(1)
The amounts included in the Grant Date Fair Value of Stock and Option Awards column represent the grant date fair value of the awards made to non-employee directors in 2016 computed in accordance with FASB ASC Topic 718. The value ultimately realized by a director upon the actual vesting of the award(s) may or may not be equal to the determined value.

Compensation Committee Interlocks and Insider Participation
As previously discussed, our Board of Directors is not required to maintain, and does not maintain, a compensation committee. Messrs. Gwin, Hollek, Fink and Reeves, who are directors of our general partner, are also executive or corporate officers of Anadarko. However, all compensation decisions with respect to each of these persons are made by Anadarko and none of these individuals receive any compensation directly from us or our general partner for their service as directors. Read Part III, Item 13.  Certain Relationships and Related Transactions, and Director Independence in our Annual Report on Form 10-K for the year ended December 31, 2016 for information about relationships among us, our general partner and Anadarko.

Compensation Committee Report
Neither we nor our general partner has a compensation committee. The Board of Directors has reviewed and discussed the Compensation Discussion and Analysis set forth above and based on this review and discussion has approved it for inclusion in this Proxy.
The Board of Directors of Western Gas Holdings, LLC:
Robert G. Gwin
Steven D. Arnold
Milton Carroll
James R. Crane
Benjamin M. Fink
Darrell E. Hollek
Robert K. Reeves
David J. Tudor

AGREEMENTS WITH ANADARKO
We and other parties entered into various agreements with Anadarko in connection with our initial public offering (“IPO”) in May 2008 and our acquisitions from Anadarko. These agreements address the acquisition of assets and the assumption of liabilities by us. These agreements were not the result of arm’s-length negotiations and, as such, they or underlying transactions may not be based on terms as favorable as those that could have been obtained from unaffiliated third parties.
Omnibus Agreement
In connection with our IPO, we entered into an omnibus agreement with Anadarko and our general partner that addresses the following matters:

•	Anadarko’s obligation to indemnify us for certain liabilities and our obligation to indemnify Anadarko for certain liabilities;

•
our obligation to reimburse Anadarko for expenses incurred or payments made on our behalf in conjunction with Anadarko’s provision of general and administrative services to us, including salary and benefits of Anadarko personnel, our public company expenses, general and administrative expenses and salaries and benefits of our executive management who are employees of Anadarko (see Administrative services and reimbursement below for details regarding certain agreements for amounts reimbursed in 2016); and

•	our obligation to reimburse Anadarko for all insurance coverage expenses it incurs or payments it makes with respect to our assets.
The table below reflects the categories of expenses for which we were obligated to reimburse Anadarko pursuant to the omnibus agreement for the year ended December 31, 2016:

thousands	Year Ended December 31, 2016
Reimbursement of general and administrative expenses	$29,360
Reimbursement of public company expenses	8,410
Total reimbursement	$37,770

Any or all of the provisions of the omnibus agreement are terminable by Anadarko at its option if our general partner is removed without cause and units held by our general partner and its affiliates are not voted in favor of that removal. The omnibus agreement will also generally terminate in the event of a change of control of us or our general partner.
Administrative services and reimbursement. Under the omnibus agreement, we reimburse Anadarko for the payment of certain operating expenses and for the provision of various general and administrative services for our benefit with respect to the assets Anadarko contributed to us concurrently with the closing of our IPO, consisting of the initial assets, and for subsequent acquisitions. The omnibus agreement further provides that we reimburse Anadarko for all expenses it incurs or payments it makes with respect to our assets.
Pursuant to these arrangements, Anadarko performs centralized corporate functions for us, such as legal; accounting; treasury; cash management; investor relations; insurance administration and claims processing; risk management; health, safety and environmental; information technology; human resources; credit; payroll; internal audit; tax; marketing and midstream administration. We reimburse Anadarko for expenses it incurs or payments it makes on our behalf, including salaries and benefits of Anadarko personnel, our public company expenses, our general and administrative expenses and salaries and benefits of our executive management who are also employees of Anadarko. Under our partnership and omnibus agreements, we reimburse Anadarko for general and administrative expenses allocated, as determined by Anadarko in its reasonable discretion.

Indemnification with respect to initial assets. Under the omnibus agreement, Anadarko agreed to indemnify us against certain environmental, title and operation matters associated with our initial assets. We have claimed no indemnities under the omnibus agreement prior to the date hereof. Other than with respect to certain tax liabilities attributable to assets or liabilities retained by Anadarko, the indemnification obligations under the omnibus agreement have expired.
Services and Secondment Agreement
In connection with our IPO, Anadarko and our general partner entered into a services and secondment agreement, pursuant to which specified employees of Anadarko are seconded to our general partner to provide operating, routine maintenance and other services with respect to the assets we own and operate under the direction, supervision and control of our general partner. Pursuant to the services and secondment agreement, we reimburse Anadarko for services provided by the seconded employees. The initial term of the services and secondment agreement extends through May 2018 and the term will automatically extend for additional twelve-month periods unless either party provides 180 days written notice of termination before the applicable twelve-month period expires.

PROPOSAL TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES
We may ask our unitholders to vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the adjournment to adopt the LTIP, which we refer to as the Adjournment Proposal. We currently do not intend to propose adjournment at the special meeting if there are sufficient votes to adopt the LTIP. If our unitholders approve the Adjournment Proposal, we may adjourn the special meeting and use the additional time to solicit additional proxies, including proxies from our unitholders who have previously voted against adoption of the LTIP.

Vote Required
The approval of a majority of the votes cast of the outstanding units represented either in person or by proxy at the special meeting is required to approve the Adjournment Proposal. Accordingly, abstentions will have no impact on the outcome of the Adjournment Proposal. A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” approval of the Adjournment Proposal. Unitholders who hold their shares in “street name” and do not give instructions to their brokerage firm or other nominee will not be considered present at the special meeting, but the failure to provide instructions will have no effect on the outcome of the Adjournment Proposal.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

THE SPECIAL MEETING

Time and Place
The special meeting will be held on October 17, 2017, beginning at 9:00 a.m. Central Time, at 1201 Lake Robbins Drive, The Woodlands, Texas 77380.

Purpose
At the special meeting, our unitholders will act upon the following proposals:

•	a proposal to approve the LTIP, which, among other things, provides for 2,250,000 common units to be reserved and available for delivery with respect to awards under the LTIP; and

•
a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal.

Record Date
Our general partner has fixed the close of business on September 5, 2017 as the record date for the determination of unitholders entitled to notice of, and to vote at, the special meeting or any postponements or adjournments thereof. A complete list of such unitholders will be available for inspection in our offices at 1201 Lake Robbins Drive, The Woodlands, Texas 77380, during normal business hours upon written demand by any holder of our units.

Holders Entitled to Vote
All unitholders who owned our common units or Class C units at the close of business on the record date, September 5, 2017, are entitled to receive notice of the special meeting and to vote such units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting.
Each unitholder is entitled to one vote for each unit owned on all matters to be considered. On September 14, 2017, there were 165,579,738 common and Class C units issued and outstanding in the aggregate.

Quorum
If more than 50% of our outstanding units on the record date are present in person or by proxy at the special meeting, that will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your units will be counted as present at the special meeting if you:

•	are present and vote in person at the meeting; or

•	have submitted a properly executed proxy.
Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding units in “street name” indicating that the broker does not have discretionary authority as to certain units to vote on the proposals (a “broker non-vote”), such units will be considered present at the meeting for purposes of determining the presence of a quorum but will not be considered entitled to vote.

Vote Required
The LTIP Proposal requires the approval of a majority of the votes cast by our unitholders, provided that the total votes cast on the LTIP Proposal represent more than 50% of all units entitled to vote. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of the LTIP Proposal, which is referred to as the “votes cast,” must be greater than 50% of the total number of our outstanding units. Once the votes cast requirement is satisfied, the number of votes cast “for” the LTIP Proposal must represent a majority of the votes cast in respect of the LTIP Proposal in order to be approved. Thus, broker non-votes can make it difficult to satisfy the votes cast requirement, and abstentions have the effect of a vote against the LTIP Proposal.
The proxy provides unitholders the opportunity to vote on the LTIP Proposal. However, the LTIP will not be effective unless approved by the unitholders.
Approval of the Adjournment Proposal requires the approval of a majority of the votes cast of the outstanding units represented either in person or by proxy at the special meeting.
A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) “FOR” the LTIP Proposal and “FOR” the Adjournment Proposal.

Revocation of Proxies
If you are a unitholder of record, you may change your vote at any time before the voting polls close at the special meeting by:

•	submitting a proxy with new voting instructions using the Internet or telephone voting system at any time prior to 11:59 p.m. Central Time on October 16, 2017;

•	delivering a later-dated, executed proxy card to Western Gas Partners, LP, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;

•	delivering a written notice of revocation of your proxy to Corporate Secretary, Western Gas Holdings, LLC, 1201 Lake Robbins Drive, The Woodlands, Texas 77380; or

•	attending the special meeting and voting in person. Please note that attendance at the special meeting will not by itself revoke a previously granted proxy.
If you are a beneficial owner of units held in street name and you have instructed your broker or other nominee to vote your units, you must follow the procedure your broker or nominee provides to change those instructions. You may also vote in person at the special meeting if you obtain a “legal” proxy from your broker or other nominee.

Solicitation
The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by employees of our general partner, without additional remuneration, by mail, phone, fax or in person. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our units as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your units electronically, via the Internet or by telephone, or by signing and returning the enclosed proxy card will help to avoid additional expense.

Adjournment
We may adjourn the special meeting to another date and/or place for any proper purpose, including, without limitation, for the purpose of soliciting additional proxies if there are not sufficient votes cast in favor of the LTIP Proposal. In addition, our partnership agreement provides that, in the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of a majority of the outstanding units represented either in person or by proxy.

No Unitholder Proposals
Your units do not entitle you to make proposals at the special meeting. Under our partnership agreement, only our general partner can make a proposal at this meeting. Our partnership agreement establishes a procedure for calling meetings whereby limited partners owning 20% or more of the outstanding units of the class for which a meeting is proposed may call a meeting. In any case, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business and affairs of the partnership. Doing so would jeopardize the limited partners’ limited liability under the Delaware Revised Uniform Limited Partnership Act (“Delaware Act”) or the law of any other state in which we are qualified to do business.

Dissenters’ Rights
We were formed as a limited partnership under the laws of the State of Delaware, including the Delaware Act. Under those laws, dissenters’ rights are not available to our unitholders with respect to the LTIP Proposal.

HOUSEHOLDING MATTERS
Unitholders who share a single address will receive only one proxy statement at that address unless we have received instructions to the contrary from any unitholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a unitholder of record residing at such an address wishes to receive a separate copy of this proxy statement or of future proxy statements (as applicable), he or she may contact the Corporate Secretary at (832) 636-6000, or submit a written request to the Corporate Secretary, Western Gas Holdings, LLC, 1201 Lake Robbins Drive, The Woodlands, Texas 77380. We will deliver separate copies of this proxy statement promptly upon written or oral request. If you are a unitholder of record receiving multiple copies of our proxy statement, you can request householding by contacting us in the same manner. If you own your units through a bank, broker or other unitholder of record, you can request additional copies of this proxy statement or request householding by contacting the unitholder of record.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are required to file annual, quarterly and current reports and other information with the SEC. You may read and copy any documents filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC‑0330. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov. We also make available free of charge on our website at www.westerngas.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE UNITHOLDERS MEETING
TO BE HELD ON OCTOBER 17, 2017
The Notice of Special Meeting of Unitholders, the Proxy Statement for the Special Meeting of Unitholders and our Annual Report on Form 10‑K for the year ended December 31, 2016 are available at www.westerngas.com.

Exhibit A
WESTERN GAS PARTNERS, LP
2017 LONG-TERM INCENTIVE PLAN

[See attached.]

A-1

WESTERN GAS PARTNERS, LP
2017 LONG TERM INCENTIVE PLAN
SECTION 1
Purpose of the Plan
The Western Gas Partners, LP 2017 Long Term Incentive Plan (the “Plan”) has been adopted by Western Gas Holdings, LLC, a Delaware limited liability company (the “Company”) and general partner of Western Gas Partners, LP (the “Partnership”). The purpose of the Plan is to promote the interests of the Partnership and its unitholders by strengthening its ability to attract, retain and motivate qualified individuals to serve as Directors and Employees.
SECTION 2
Definitions
The following terms shall have the meanings set forth in this Section 2:
“409A Award” means an Award that constitutes a “deferral of compensation” within the meaning of the 409A Regulations, whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from Section 409A of the Code pursuant to an applicable exemption.
“409A Regulations” means the applicable Treasury regulations and other interpretive guidance promulgated pursuant to Section 409A of the Code.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Award” means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Other Unit-Based Award, Cash Award, a Unit Award, or a Substitute Award granted under the Plan, and includes any tandem DERs granted with respect to an Award (other than a Restricted Unit or Unit Award).
“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced, including applicable terms and conditions of the Award.
“Board” means the Board of Directors or Managers, as the case may be, of the Company.
“Cash Award” means an award denominated in cash.
“Change of Control” means, and shall be deemed to have occurred upon one or more of the following events:
(i)    any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than an Affiliate of the Company, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company;
(ii) the members of the Company approve, in one or a series of transactions, a plan of complete liquidation of the Company; provided, however, that any such liquidation shall not constitute a Change of Control if an Affiliate of the Company (as determined immediately prior to the liquidation of the Company) becomes the general partner of the Partnership upon the liquidation of the Company;
(iii) the sale or other disposition by the Company of all or substantially all of its assets in one or more transactions to any Person other than an Affiliate of the Company; or

(iv) the Company or an Affiliate of the Company ceases to be the general partner of the Partnership.
Notwithstanding the foregoing, with respect to a 409A Award where a Change of Control would accelerate the timing of payment thereunder, the term “Change of Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company as defined in Section 409A of the Code and the 409A Regulations, but only to the extent inconsistent with the above definition, and only to the minimum extent necessary to comply with Section 409A of the Code and the 409A Regulations as determined by the Committee.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the temporary or final regulations of the Secretary of the United States Treasury adopted pursuant to the Code.
“Committee” means the Board or a committee of the Board appointed by the Board to administer the Plan.
“DER” means a contingent right, granted in tandem with a specific Award (other than a Restricted Unit or Unit Award), to receive with respect to each Unit subject to the Award an amount in cash, Units, and/or Phantom Units equal in value to the distributions made by the Company with respect to a Unit during the period such Award is outstanding.
“Director” means a member of the Board who is not an Employee.
“Employee” means an employee of the Partnership, the Company, Anadarko Petroleum Corporation or any other Affiliate of the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or, if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee in such a manner as it deems appropriate, consistent with the requirements of Section 409A of the Code and the 409A Regulations.
“Option” means an option to purchase Units granted under the Plan.
“Other Unit-Based Award” means an Award granted pursuant to Section 6(e) of the Plan.
“Participant” means an Employee or Director granted an Award under the Plan.
“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.
“Phantom Unit” means a notional unit granted under the Plan that upon vesting entitles the Participant to receive, at the time of settlement, a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.
“Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3).
“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.
“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.
“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Substitute Award” means an award granted pursuant to Section 6(g) of the Plan.
“UDR” means a distribution made by the Partnership with respect to a Restricted Unit.
“Unit” means a common unit of the Partnership.
“Unit Appreciation Right” or “UAR” means a contingent right that entitles the holder to receive all or part of the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price of the UAR. Such excess shall be paid in Units, cash or any combination thereof, in the discretion of the Committee.
“Unit Award” means a grant of a Unit that is not subject to a Restricted Period.
SECTION 3
Administration
(a) Authority of the Committee. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a Director. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (ix) ensure the payment of any Award or benefit hereunder is made in full compliance with the requirements of Section 409A of the Code and the 409A Regulations. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate.
(b) Manner and Exercise of Committee Authority. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, without limitation, the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting the power or authority of the Committee.
(c) Board Not Administering the Plan. In the event that the full Board is not acting as the Committee, the committee of the Board that is acting as the Committee for purposes of this Plan must comply with the requirements of this Section 3(c). At any time that a member of such Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Partnership may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for all purposes of the Plan.

(d) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it, him or her by any officer or employee of the Company, the Partnership or their Affiliates, the Company’s or the Partnership’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company, the Partnership or any of their Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
(e) Exemptions from Section 16(b) Liability. It is the general intent of the Company that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended or inoperative to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3).
SECTION 4
Units
(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the total aggregate number of Units that may be delivered with respect to Awards under the Plan is 2,250,000. Units withheld from an Award or surrendered by a Participant to satisfy the Company’s, Partnership’s or an Affiliate’s tax withholding obligations (including the withholding of Units with respect to Restricted Units) or to satisfy the payment of any exercise price with respect to the Award shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, settled in cash, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units subject to such Award shall again be available for Awards under the Plan (including Units not delivered in connection with the exercise of an Option or Unit Appreciation Right). There shall not be any limitation on the number of Awards that may be granted and paid in cash.
(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from the Company, the Partnership, any Affiliate or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.
(c) Anti-dilution Adjustments. Notwithstanding anything contained in Section 7, with respect to any “equity restructuring” event that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of FASB Accounting Standards Codification, Topic 718, if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in an accounting charge under FASB Accounting Standards Codification, Topic 718, if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of Units that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of Units or other securities available for grant under the Plan.
(d) Additional Issuances. Except as hereinbefore expressly provided, the issuance by the Company or the Partnership of Units for cash, property, labor or services, upon direct sale, or upon the conversion of Units or obligations of the Company or the Partnership convertible into such Units, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units subject to Awards theretofore granted pursuant to the Plan.

SECTION 5
Eligibility
Any Employee or Director shall be eligible to be designated a Participant and receive an Award under the Plan. If the Units issuable pursuant to an Award are intended to be registered with the SEC on Form S-8, then only Employees and Directors of the Partnership or a parent or subsidiary of the Partnership who are considered “employees” (within the meaning of General Instruction A.1(a) to Form S-8) will be eligible to receive such an Award.
SECTION 6
Awards
(a)    Options. The Committee may grant Options that are intended to comply with Section 1.409A-l(b)(5)(i)(A) of the 409A Regulations only to Employees or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee or Director performs services. For purposes of this Section 6(a), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Section 1.414(c)-2(b)(2)(ii) of the 409A Regulations) of at least 50% of such trust or estate. The Committee may grant Options that are otherwise exempt from or compliant with Section 409A of the Code to any eligible Employee or Director. The Committee shall have the authority to determine the number of Units to be covered by each Option, the purchase price therefore and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
(i) Exercise Price. The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation under the 409A Regulations shall be determined by the Committee at the time the Option is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option. For purposes of this Section 6(a)(i), the Fair Market Value of a Unit shall be determined as of the date of grant. The exercise price per Unit purchasable under an Option that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the 409A Regulations or that is compliant with Section 409A of the Code shall be determined by the Committee at the time the Option is granted.
(ii) Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events, and the method or methods by which payment of the exercise price with respect to an Option may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units from the Award, a “cashless-broker” exercise through procedures approved by the Company, or any combination of the above methods, having a Fair Market Value on the exercise date equal to the relevant exercise price. Options shall in no event have a term longer than ten (10) years from the date of grant.
(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or service to the Company and its Affiliates or membership on the Board or the board of directors of an Affiliate, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options; provided that the waiver contemplated under this Section 6(a)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Options that are designed to satisfy Section 409A of the Code to fail to satisfy such Section.

(b) Unit Appreciation Rights. The Committee may grant Unit Appreciation Rights that are intended to comply with Section 1.409A-l(b)(5)(i)(B) of the 409A Regulations only to Employees or Directors performing services on the date of grant for the Partnership or a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Employee or Director performs services. For purposes of this Section 6(b), “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership, ownership of at least 50% of the profits interest or capital interest of such partnership; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; or (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Section 1.414(c)-2(b)(2)(ii) of the 409A Regulations) of at least 50% of such trust or estate. The Committee may grant Unit Appreciation Rights that are otherwise exempt from or compliant with Section 409A of the Code to any eligible Employee or Director. The Committee shall have the authority to determine the Employees and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether Units or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
(i) Exercise Price. The exercise price per Unit Appreciation Right that does not provide for the deferral of compensation under the 409A Regulations shall be determined by the Committee at the time the Unit Appreciation Right is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant of the Unit Appreciation Right. For purposes of this Section 6(b)(i), the Fair Market Value of a Unit shall be determined as of the date of grant. The exercise price per Unit Appreciation Right that does not provide for the deferral of compensation by reason of satisfying the short-term deferral rule set forth in the 409A Regulations or that is compliant with Section 409A of the Code shall be determined by the Committee at the time the Unit Appreciation Right is granted.
(ii) Time of Exercise. The Committee shall determine the Restricted Period and the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals or other events.
(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with or service to the Company, the Partnership and their Affiliates or membership on the Board or the board of directors of an Affiliate, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights; provided that the waiver contemplated under this Section 6(b)(iii) shall be effective only to the extent that such waiver will not cause the Participant’s Unit Appreciation Rights that are designed to satisfy Section 409A of the Code to fail to satisfy such Section.
(c) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.
(i) UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction at the same time as cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.

(ii) Forfeitures. Except as otherwise provided in the terms of the Restricted Units or Phantom Units Award Agreement, upon termination of a Participant’s employment with or services to the Company and/or its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units and Phantom Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units and/or Phantom Units; provided that the waiver contemplated under this Section 6(c)(ii) shall be effective only to the extent that such waiver will not cause the Participant’s Restricted Units and/or Phantom Units that are designed to satisfy Section 409A of the Code to fail to satisfy such Section.
(iii) Lapse of Restrictions.
(A) Phantom Units. No later than the 15th calendar day following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to settlement of such Phantom Unit and shall receive one (1) Unit or an amount in cash equal to the Fair Market Value of a Unit (for purposes of this Section 6(c)(iii), as calculated on the last day of the Restricted Period), as determined by the Committee in its discretion.
(B) Restricted Units. Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.
(d) Unit Awards. The Committee shall have the authority to grant a Unit Award under the Plan to any Employee or Director in a number determined by the Committee in its discretion, as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Committee determines to be appropriate.
(e) Other Unit-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Units, as deemed by the Committee to be consistent with the purposes of this Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Units, purchase rights for Units, Awards with value and payment contingent upon performance of the Partnership or any other factors designated by the Committee, and Awards valued by reference to the book value of Units or the value of securities of or the performance of specified Affiliates of the Company or the Partnership. The Committee shall determine the terms and conditions of such Awards. Units delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(e) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Units, other Awards, or other property, as the Committee shall determine. Cash Awards, as an element of or supplement to, or independent of any other Award under this Plan, may also be granted pursuant to this Section 6(e).
(f) DERs. To the extent provided by the Committee, in its discretion, an Award (other than a Restricted Unit or Unit Award) may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Partnership to its unitholders. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A of the Code.
(g) Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees or Directors as a result of a merger, consolidation or acquisition by the Partnership or an Affiliate of another entity or the assets of another entity. Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A of the Code and the 409A Regulations and other applicable laws and exchange rules.

(h) Performance Awards. The right of a Participant to receive a grant, and the right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.
(i) General.
(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Partnership or any Affiliate. Awards granted in addition to, in substitution for, or in tandem with other Awards or awards granted under any other plan of the Partnership or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company, the Partnership, or any Affiliate, in which the value of Units subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Units minus the value of the cash compensation surrendered. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under Section 409A the Code and the 409A Regulations.
(ii) Limits on Transfer of Awards.
(A) Except as provided in Paragraph (C) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.
(B) Except as provided in Paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate.
(C) To the extent specifically provided by the Committee with respect to an Option or Unit Appreciation Right, an Option or Unit Appreciation Right may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.
(iii) Term of Awards; Terms and Conditions. The term of each Award shall be for such period as may be determined by the Committee. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 7(b)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant, or termination of the Participant’s service relationship with the Company, the Partnership, or their Affiliates, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate the terms of payment of any 409A Award if such acceleration would subject a Participant to additional taxes under Section 409A the Code and the 409A Regulations.

(iv) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company, the Partnership, or any Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, Units, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred payment will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under the Code and the 409A Regulations. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Units in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Installment or deferred payments may be required by the Committee (subject to Section 7(b) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee and in compliance with Section 409A the Code and the 409A Regulations. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of DERs or other amounts in respect of installment or deferred payments denominated in Units. This Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
(v) Issuance of Units. The Units or other securities of the Partnership delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.
(vi) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.
(vii) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise, vesting and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.
(viii) Additional Agreements. Each Employee or Director to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Person’s termination of services with the Company, the Partnership or their Affiliates to a general release of claims and/or a noncompetition agreement in favor of the Company, the Partnership, and their Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.
SECTION 7
Amendment and Termination
Except to the extent prohibited by applicable law:
(a) Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any Participant, other holder or beneficiary of an Award, or any other Person.

(b) Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall (i) materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant, and/or (ii) result in taxation to the Participant under Section 409A of the Code unless otherwise determined by the Board.
(c) Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change of Control; a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant and similar corporate event that is not a Change of Control; any change in applicable law or regulation affecting the Plan or Awards thereunder; or any change in accounting principles affecting the financial statements of the Partnership or the Company, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:
(i) provide for either (A) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;
(ii) provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;
(iii) make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;
(iv) provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v) provide that the Award cannot be exercised or become payable after such event, i.e., shall terminate upon such event.
Notwithstanding the foregoing, with respect to an above event that is an “equity restructuring” event that would be subject to a compensation expense pursuant FASB Accounting Standards Codification, Topic 718, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 7.
SECTION 8
General Provisions
(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Company or an Affiliate, the Partnership or an Affiliate is authorized to deduct, withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy its withholding obligations for the payment of such taxes. Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, such tax withholding automatically shall be effected by the Company either by (i) “netting” or withholding Units otherwise deliverable to the Participant on the vesting or payment of such Award, or (ii) requiring the Participant to pay an amount equal to the applicable taxes payable in cash. If such tax withholding amounts are satisfied through net settlement or previously owned Units, the maximum number of Units that may be so withheld or surrendered shall be the number of Units that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Partnership, the Company or an Affiliate of either with respect to such Award, as determined by the Committee.
(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Partnership, the Company or any Affiliate or to remain on the Board, as applicable. Furthermore, the Company or an Affiliate may at any time dismiss a Participant from employment or his or her service relationship free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.
(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas without regard to its conflicts of laws principles.
(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation or the rules of the principal securities exchange on which the Units are then traded, or entitle the Company or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
(g) Section 409A of the Code.
(i) The Plan is intended to be administered, operated and construed in compliance with Section 409A of the Code and the 409A Regulations. Notwithstanding this or any other provision of the Plan to the contrary, the Board or the Committee may amend the Plan in any manner, or take any other action, that either of them determines, in its sole discretion, is necessary, appropriate or advisable to cause the Plan to comply with Section 409A of the Code and the 409A Regulations. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A of the Code and the 409A Regulations and shall be final, binding and conclusive on all Participants and other individuals having or claiming any right or interest under the Plan.
(ii) Notwithstanding the provisions of the Plan or any Award Agreement, if the Participant is a “specified employee” as defined in the 409A Regulations at the time of his “separation from service” as defined in the 409A Regulations, any payment under any portion of a cash or Unit-based Award granted pursuant to this Plan that would cause the acceleration of, or an addition to, any taxes pursuant to the 409A Regulations may not commence to be paid or delivered earlier than six (6) months after the date of such Participant’s separation from service (or if earlier, the date of such Participant’s death). Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.
(i) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.
(j) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(k) Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.
(l) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
(m) Allocation of Costs. Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between the Company, the Partnership, and any Affiliate regarding the sharing of costs between those entities.
(n) Deferrals. The Committee may, to the extent permitted by applicable law, permit Participants to defer Awards under the Plan. Any such deferrals shall be subject to such terms, conditions and procedures that the Committee may establish from time to time in its sole discretion and consistent with the advance and subsequent deferral requirements of Section 409A of the Code.
(o) Unfunded Obligations. Any amounts (deferred or otherwise) to be paid to Participants pursuant to the Plan are unfunded obligations of the Company and or its Affiliates. Neither the Partnership nor the Company is required to segregate any monies from its general funds, to create any trusts or to make any special deposits with respect to such unfunded obligation. The Committee, in its sole discretion, may direct the Partnership or the Company to share with its Affiliates the costs of a portion of the Awards paid to Participants. Beneficial ownership of any investments, including trust investments which the Partnership or the Company may make to fulfill this obligation, shall at all times remain in the Partnership or the Company, as applicable. Any investments and the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or a fiduciary relationship between the Committee, the Partnership, the Company or any Affiliate and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s beneficiary or the Participant’s creditors in any assets of the Partnership, the Company or its Affiliates whatsoever. The Participants shall have no claim against the Partnership or the Company for any changes in the value of any assets which may be invested or reinvested by the Partnership or the Company with respect to the Plan.

(p) Forfeiture Events.
(i) If the Partnership or Company is required to prepare an accounting restatement due to the material noncompliance of the Partnership or Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if a Participant knowingly engaged in the misconduct, was grossly negligent with respect to such misconduct, or knowingly or grossly negligently failed to prevent the misconduct (whether or not the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002), the Participant shall reimburse the Partnership or the Company the amount of any payment in settlement of an Award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. In addition to the foregoing requirement, and notwithstanding anything else in this Plan or any Award Agreement or any other agreement between the Company and a Participant to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) has the effect of requiring certain executives of the Company to repay the Company, and for the Company to recoup from such executives, erroneously awarded amounts of incentive-based compensation. If, and only to the extent, the Act, any rules or regulations promulgated thereunder by the Securities and Exchange Commission or any similar federal or state law requires the Company to recoup any erroneously awarded incentive-based compensation (including Awards under this Plan) that the Company has paid or granted to an applicable Participant, even if the Participant has terminated his employment with the Company, the Partnership or any Affiliate, the Participant shall be required to promptly repay such erroneously awarded incentive compensation to the Company upon its written request.
(ii) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of employment for cause, violation of material policies that may apply to the Participant, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Partnership, the Company or any Affiliate.
SECTION 9
Term of the Plan
The Plan shall be effective on the date it is approved by the unitholders of the Partnership of the Company, if such approval is required by the rules of the principal securities exchange on which the Units are traded, or, if such approval is not required, then on the date the Plan is adopted by the Company and shall continue until the earliest of (a) the date it is terminated by the Board, (b) all Units available under the Plan have been paid to Participants, or (c) the tenth (10th) anniversary of the date the Plan is effective, as provided in this Section 9, with respect to the grant of any new Awards. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and our Annual Report are available at www.proxyvote.com.
WESTERN GAS PARTNERS, LP
Special Meeting of Unitholders
October 17, 2017 9:00 AM
This proxy is solicited by the Board of Directors
of Western Gas Partners, LP’s general partner
The unitholder(s) hereby appoint(s) Benjamin M. Fink, Jaime R. Casas and Philip H. Peacock, and each of them, as proxies, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the units of WESTERN GAS PARTNERS, LP that the unitholder(s) is entitled to vote at the Special Meeting of Unitholders to be held at 9:00 AM, Central Time on October 17, 2017, at 1201 Lake Robbins Drive, The Woodlands, Texas 77380, and at any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side

Western Gas Partners, LP
1201 Lake Robbins Drive
The Woodlands, Texas 77380
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
The Board of Directors of Western Gas Partners, LP’s general partner recommends you vote FOR proposals 1 and 2.

	For	Against	Abstain
The Board of Directors recommends you vote FOR proposals 1 and 2:
1. To approve the Western Gas Partners, LP 2017 Long-Term Incentive Plan (the “LTIP Proposal”)	☐	☐	☐
2. To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the LTIP Proposal
	☐	☐	☐

NOTE: The units represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned unitholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, the person(s) named in this proxy will vote in their discretion.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX]    Date    Signature (Joint Owners)    Date